Prospectus Supplement No. 4 To Prospectus dated October 5, 2021	Filed Pursuant to Rule 424(b)(3) Registration No. 333-259778

Cazoo Group Ltd

Primary Offering of

41,254,590 Class A Shares

Secondary Offering of

429,176,927 Class A Shares
21,129,818 Warrants to Purchase Class A Shares and
21,129,818 Class A Shares Issuable upon Exercise of Warrants

This Prospectus Supplement No. 4 supplements the Prospectus dated October 5, 2021 (the “Prospectus”) of Cazoo Group Ltd, a Cayman Islands exempted company (“we” or the “Company”), that forms a part of the Company’s Registration Statement on Form F-1 (File No. 333-259778). This Prospectus Supplement No. 4 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Report of Foreign Private Issuer on Form 6-K submitted to the Securities and Exchange Commission on February 16, 2022. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is February 16, 2022.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of February 2022

Commission File Number: 001-40754

Cazoo Group Ltd

(Translation of Registrant’s name into English)

41 Chalton Street, London, NW1 1JD, United Kingdom (Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒   Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Information Contained in this Form 6-K Report

Purchase Agreement

On February 9, 2021, Cazoo Group Ltd (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain purchasers (collectively the “Purchasers”) pursuant to which the Company has sold $630.0 million in aggregate principal amount of 2.00% Convertible Senior Notes due 2027 (the “Notes”).

The Purchase Agreement includes customary representations, warranties and covenants. In addition, the Purchasers have agreed to certain transfer restrictions with respect to the Notes and the Class A ordinary shares of the Company (the “Ordinary Shares”) issuable upon conversion of the Notes until the earliest of (a) 270 days from the date of the Purchase Agreement, (b) the date on which the Company completes a transaction that results in the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property and (c) the occurrence of a Fundamental Change (as defined in the Indenture).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 99.1 to this Report on Form 6-K and is incorporated herein by reference.

Convertible Notes and the Indenture

On February 16, 2022 (the “Closing Date”), the Company issued $630.0 million in aggregate principal amount of the Notes pursuant to an Indenture, dated February 16, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes bear regular interest at a rate of 2.00% per year. Interest will accrue from February 16, 2022 and is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, beginning on May 16, 2022. The Notes will mature on February 16, 2027, unless earlier redeemed, repurchased or converted in accordance with the terms of the Notes. The principal amount of the Notes does not accrete.

The Notes will be convertible at the option of the holders at any time after November 6, 2022 and prior to the close of business on the second scheduled trading day immediately preceding February 16, 2027. In addition, the Company may force the conversion of the Notes on or after February 16, 2025, if the trading price of the Company’s Ordinary Shares exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) in any consecutive 30 trading day period (the “Trading Condition”).

Upon conversion, the Company will satisfy its conversion obligation by delivering Ordinary Shares (subject to certain exceptions set forth in the Indenture). The Notes have an initial conversion rate of 200.0000 Ordinary Shares per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of $5.00 per share. The conversion rate is subject to customary adjustments under certain circumstances in accordance with the terms of the Indenture.

Holders of the Notes have the right to require the Company to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid special interest, upon the occurrence of a Fundamental Change. The Company is also required to increase the conversion rate for holders who convert their Notes in connection with a Fundamental Change prior to the maturity date.

The Company may not redeem the Notes prior to February 16, 2025. The Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after February 16, 2025, but only if (i) the Trading Condition (as defined above) is met, or (ii) the aggregate principal amount of the Notes outstanding and held by persons other than the Company or its affiliates is less than 15% of the initial aggregate principal amount of the Notes.

If the Notes have not been converted, repurchased or redeemed at or prior to February 16, 2027, holders of the Notes will also be entitled to payment of a premium at maturity of the Notes, equal to 50% of the principal amount of the Notes. The premium is payable in cash, Ordinary Shares, or a combination of cash and Ordinary Shares at the option of the Company. The premium will not be payable if the trailing 10 trading day volume weighted average price of the Ordinary Shares is above $6.75 for any trading day beginning on (and excluding) March 4, 2024 and ending on (and including) March 18, 2024 (the “premium fall-away trigger”), provided that in connection with a share exchange event on or prior to March 4, 2024 involving a third party acquirer, the premium fall-away trigger shall be tested using the fair market value of the consideration paid per Ordinary Share on the date of the share exchange event or if resulting in less consideration, the date on which any lock-up applicable to holders of the Ordinary Shares expires after the share exchange event. For the avoidance of doubt, this premium will not be payable by the Company (i) in the event of a mandatory conversion on or prior to the maturity date, (ii) in the event of a voluntary conversion by a holder on or prior to the maturity date, (iii) in connection with the redemption of the Notes on or prior to the maturity date, or (iv) in connection with a make-whole Fundamental Change or an offer to purchase Notes upon a Fundamental Change.

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The Notes are the Company’s senior unsecured obligations and (i) rank equal in right of payment to all of the Company’s existing and future unsubordinated indebtedness, (ii) rank senior in right of payment to any of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, (iii) are effectively subordinated in right of payment to any of the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness (subject to the next succeeding paragraph) and (iv) are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company (subject to the next succeeding paragraph).

The Notes will not be guaranteed or secured upon issuance but will receive the benefit of any guarantees or security provided at any time for the benefit of certain other indebtedness of the Company for borrowed money issued or incurred in the future, other than indebtedness incurred to purchase, finance or refinance the purchase of vehicles, vehicle parts, supplies and inventory and certain other indebtedness. The Indenture also contains covenants, events of default and other provisions which are customary for offerings of convertible notes.

The Company intends to use the net proceeds from the offering to support the Company’s continued growth and expansion strategy, for general corporate purposes and to pursue strategic opportunities that may arise.

The Notes were offered and sold to purchasers in a private placement in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Indenture and the form of the Note are attached as Exhibits 99.2 and 99.3, respectively, to this Report on Form 6-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

Registration Rights Agreement

Concurrently with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the purchasers of the Notes (the “RRA”). The RRA provides that the Company shall file with the Securities Exchange Commission (the “SEC”) a resale registration statement registering the public resale of the Ordinary Shares issuable upon conversion of the Notes, and use reasonable best effort to have such registration statement declared effective by the SEC no later than 270 days from the Closing Date. In addition, the RRA contains customary “piggy-back” registration rights, and rights to conduct underwritten offerings (subject to a limit of two in any twelve month period). The RRA also provides that the Company will pay certain expenses relating to such registration and indemnify the holders party thereto against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

A copy of the RRA is attached as Exhibits 99.4, to this Report on Form 6-K and is incorporated herein by reference. The foregoing description of the RRA does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

EXHIBIT

Exhibit Number	Exhibit Description
99.1	Purchase Agreement, dated as of February 9, 2022, between Cazoo Group Ltd and the Purchasers set forth on the signature pages thereto.
99.2	Indenture, dated as of February 16, 2022 by and between Cazoo Group Ltd and U.S. Bank Trust Company, National Association as trustee.
99.3	Form of 2.00% Convertible Senior Notes due 2027 (included in Exhibit 99.2).
99.4	Registration Rights Agreement dated as of February 16, 2022 by and between Cazoo Group Ltd and the holders named therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAZOO GROUP LTD

Date: February 16, 2022	By:	/s/ Stephen Morana
		Name:	Stephen Morana
		Title:	Chief Financial Officer

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Exhibit 99.1

CAZOO GROUP LTD

2.00% CONVERTIBLE SENIOR NOTES DUE 2027
PURCHASE AGREEMENT

dated as of

February 9, 2022

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4.20	Internal Controls	11
4.21	Preparation of Financial Statements	11
4.22	Disclosure Controls and Procedures	11
4.23	Anti-Bribery Laws	11
4.24	Sanctions	12
4.25	Money Laundering Laws	12
4.26	Privacy Laws	12
4.27	Brokers	12
4.28	Absence of Certain Changes	12
4.29	No Piggybacking	13
4.30	Compliance with Applicable Laws	13
4.31	Listing and Maintenance Requirements	13
4.32	No Undisclosed Liabilities	13
4.33	Intellectual Property	13
4.34	Title to Real and Personal Property	14
4.35	All Necessary Permits	14

Article 5 Representations and Warranties of the Purchasers		14
5.1	Representations and Warranties of Purchaser	14

Article 6 Additional Covenants		18
6.1	No Integration	18
6.2	DTC	18
6.3	Transfer Agent	19
6.4	Available Securities	19
6.5	No Restricted Resales	19
6.6	Efforts	19
6.7	Transfer Restrictions	19
6.8	Antitrust Approval	21

Article 7 Termination		21
7.1	Termination	21
7.2	Effect of Termination	21

Article 8 Miscellaneous		22
8.1	Notices	22
8.2	Survival	22
8.3	Entire Agreement; Amendments	23
8.4	Successors and Assigns	23

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8.5	Taxation	23
8.6	Governing Law	23
8.7	Jury Trial	23
8.8	Expenses, Etc	24
8.9	Captions	24
8.10	Severability	24
8.11	Counterparts	24
8.12	No Waiver	24
8.13	Damages Waiver; Specific Performance	24
8.14	Public Announcements	24
8.15	Non-Recourse	25

Schedule I Purchasers
Schedule II Accredited Investor Questionnaire
Schedule III Closing Procedures
Schedule IV Purchaser Settlement Details

EXHIBIT A Form of Indenture
EXHIBIT B Form of Registration Rights Agreement
EXHIBIT C-1 Form of Opinion of Maples and Calder
EXHIBIT C-2 Form of Opinion of Freshfields Bruckhaus Deringer US LLP

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2.00% CONVERTIBLE SENIOR NOTES DUE 2027

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of February 9, 2022, is entered into by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and the parties listed on Schedule I hereto (each a “Purchaser” and, collectively, the “Purchasers”) (the Company and the Purchasers being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:

RECITALS

WHEREAS, the Company desires to sell, and each Purchaser desires to purchase, the principal amount of the Company’s 2.00% Convertible Senior Notes due 2027 (the “Securities”) specified opposite such Purchaser’s name in Schedule I hereto upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Securities will be issued pursuant to an Indenture dated the Closing Date substantially in the form set forth as Exhibit A to this Agreement (the “Indenture”), between the Company, as Issuer, and U.S. Bank Trust Company National Association, as trustee (the “Trustee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1

Definitions and Interpretation

1.1 Defined Terms. Capitalized terms used in this Agreement (including in the Preamble and the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:

“Affiliate” has the meaning ascribed to such term in Rule 501 under the Securities Act; provided that no portfolio company of any Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, such Purchaser or any of its Affiliates or any director, officer, advisor or employee affiliated with such Purchaser in carrying out any act prohibited by this Agreement, (y) is not a member of group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either such Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from such Purchaser or any Affiliate of such Purchaser or any director, officer, advisor or employee affiliated with such Purchaser, directly or indirectly, any confidential information with respect to the Company.

“Agreement” means this Purchase Agreement, including all Schedules, Exhibits and other attachments hereto, with respect to the Company’s 2.00% Convertible Senior Notes due 2027, as it may be amended from time to time in accordance with the terms hereof.

“Applicable Purchase Price” has the meaning ascribed to such term in Section 2.2 hereof.

“Articles” means the Company’s Memorandum and Articles of Association.

“Board of Directors” shall mean the board of directors of the Company.

“BSA/Patriot Act” has the meaning ascribed to such term in Section 5.1.12 hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are required or authorized by law to close.

“Closing” has the meaning ascribed to such term in Section 3.1 hereof.

“Closing Actions” has the meaning ascribed to such term in Section 3.2 hereof.

“Closing Date” has the meaning ascribed to such term in Section 3.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the Preamble to this Agreement.

“Control” means, for any person, the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities or beneficial interests, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“DTC” refers to The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Financial Promotion Order” means the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended).

“FINRA” means the United States Financial Industry Regulatory Authority.

“FSMA” means the United Kingdom Financial Services and Markets Act 2000.

“GAAP” means generally accepted accounting principles in the United States.

“Goldman Sachs” means Goldman Sachs International.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Holdings” means Cazoo Holdings Limited.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of August 26, 2021, among the Company and the other parties thereto.

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“Lead Investor” means, collectively, Viking Global Equities Master Ltd. and Viking Global Equities II LP.

“Locked-Up Securities” has the meaning ascribed to such term in Section 6.7.1 hereof.

“Lock-Up Period” has the meaning ascribed to such term in Section 6.7.1 hereof.

“Losses” means all losses, claims, damage, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorney’s fees and expense), judgments, fines, penalties, charges and amounts paid in settlement.

“Material Adverse Effect” means an event, change, development or occurrence or other matter that has a material adverse effect on the general affairs, management, or the current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries.

“Money Laundering Laws” has the meaning ascribed to such term in Section 4.25 hereof.

“NYSE” means the New York Stock Exchange.

“Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share.

“Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.

“Plan” has the meaning ascribed to such term in Section 5.1.13 hereof.

“Purchaser” has the meaning ascribed to such term in the Preamble to this Agreement.

“Registration Rights Agreement” means the registration rights agreement substantially in the form set forth as Exhibit B to this Agreement.

“Sanctioned Person” has the meaning ascribed to such term in Section 5.1.12 hereof.

“Sanctions” has the meaning ascribed to such term in Section 4.24 hereof.

“SEC” means the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company with the SEC, and all exhibits and appendices included therein and financial statements, notes and schedules thereto, and documents incorporated by reference therein, on or after August 26, 2021, in each case pursuant to the reporting requirements of the Exchange Act.

“Securities” has the meaning ascribed to such term in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

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“subsidiary” means with respect to the Company and at any time, any entity at such time directly or indirectly (i) wholly or majority owned by any of the Company and/or any other subsidiary of the Company or (ii) Controlled by any of the Company and/or any other subsidiary of the Company.

“Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to the holders of Ordinary Shares by a Third Party for a number of shares of Voting Stock of the Company that, if consummated, would result in a Fundamental Change (as defined in the Indenture).

“Transactions” has the meaning ascribed to such term in Section 2.1 hereof.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, hedge or otherwise dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, hedge or other disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, establish or increase of a put equivalent position or liquidate with respect to or decrease of a call equivalent position within the meaning of Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, engage in any Short Sales with respect to any security or publicly announce any intention to effect any of the foregoing transactions.

“Underlying Securities” has the meaning ascribed to such term in Section 2.3 hereof.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

1.2 Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):

(a) Reference to a given Article, Section, Subsection, clause, or Exhibit is a reference to an Article, Section, Subsection, clause, or Exhibit of this Agreement.

(b) The terms “hereof’, “herein”, “hereto”, “hereunder” and “herewith” refer to this Agreement as a whole.

(c) Reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document or law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any law, any successor law.

(d) Reference to a person includes its predecessors, successors and permitted assigns.

(e) The singular includes the plural and the masculine includes the feminine, and vice versa.

(f) “Includes” or “including” means “including, for example and without limitation.”

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(g) References to “days” means calendar days.

(h) Any item disclosed by a Party on any schedule to this Agreement shall be deemed to be disclosed and incorporated by reference into each other schedule or representation or warranty delivered or made by such Party in this Agreement, as though fully set forth therein.

Article 2

Summary of Transactions

2.1 Sale and Purchase of Securities. Subject to the terms and conditions hereof (i) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase and acquire, the number of Securities specified opposite such Purchaser’s name in Schedule I hereto, at a purchase price of $1,000 per $1,000 principal amount of the Securities purchased, and (ii) the Parties shall take or cause to be taken the other actions described in Section 3.2 (collectively, the “Transactions”). Each Purchaser shall, severally and not jointly, be liable for only the purchase of the Securities that appear on Schedule I hereto that relate to such Purchaser. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Securities to be purchased by each Purchaser is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by the other Purchasers of the Securities such other Purchasers have agreed to purchase. Each Purchaser shall pay the Applicable Purchase Price in immediately available funds at the Closing in accordance with Section 3.2.1, subject to the satisfaction or waiver of the conditions to closing contained herein.

2.2 Purchase Price. The amount payable by each Purchaser for all of the Securities to be purchased by such Purchaser hereunder is set forth opposite such Purchaser’s name on Schedule I hereto (such amount, as applicable to a Purchaser, the “Applicable Purchase Price”).

2.3 Underlying Securities. The Securities will be convertible into Ordinary Shares on the terms, and subject to the conditions, set forth in the Indenture (as defined below). The Ordinary Shares into which the Securities are convertible are referred to herein as the “Underlying Securities.”

Article 3

Closing and Closing Conditions

3.1 Time and Place of the Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Freshfields Bruckhaus Deringer US LLP, New York, New York, 601 Lexington Avenue, 31st Floor, New York, NY 10022. The Closing shall occur at 10:00 am (Eastern Standard Time) on the fifth Business Day immediately following the date of execution and delivery of this Agreement by the parties hereto (or such other time and date as shall be agreed by the Company and the Lead Investor, but no later than seven Business Days following the date of execution and delivery of this Agreement), subject to the satisfaction of the conditions set forth in this Article 3 (the date on which the Closing occurs, the “Closing Date”).

3.2 Actions at the Closing. At the Closing, the Company and the Purchasers (as applicable) shall take or cause to be taken the following actions (the “Closing Actions”):

3.2.1 Payment of Purchase Price. Each Purchaser shall pay the Applicable Purchase Price to the Company by wire transfer in immediately available funds to the account provided to each Purchaser in writing prior to the Closing. The Applicable Purchase Price shall be paid in accordance with the closing instructions outlined herein on Schedule III.

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3.2.2 Delivery of Securities. In exchange for the payment referenced in Section 3.2.1 above, the Company shall deliver to each Purchaser the Securities to be purchased by such Purchaser hereunder. Securities will be delivered to each Purchaser in accordance with the settlement details for each Purchaser included herein on Schedule IV.

3.2.3 Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement.

3.3 Conditions Precedent to Obligations of each Purchaser. The obligation of each Purchaser to consummate the purchase of the Securities to be purchased by such Purchaser at Closing shall be subject to the accuracy of the representations and warranties of the Company contained herein as of the Closing Date (except to the extent only made as of an earlier date, in which case as of such earlier date) and each of the following conditions, any of which conditions may be waived by such Purchaser in its sole discretion:

3.3.1 Indenture. The Purchasers shall have received an executed copy of the Indenture duly executed by the Company and the Trustee.

3.3.2 Registration Rights Agreement. The Purchasers shall have received an executed copy of the Registration Rights Agreement duly executed by the Company.

3.3.3 Good Standing Certificate. The Company shall cause to be delivered to the Purchasers a good standing certificate issued by the Registrar of Companies of the Cayman Islands, dated not more than three Business Days prior to the Closing Date to the effect that the Company is validly existing and in good standing under the laws of the Cayman Islands.

3.3.4 Officer’s Certificate. The Company shall cause to be delivered to the Purchasers a certificate of an officer of the Company, certifying as to (1) the Company’s Memorandum and Articles of Association (the “Articles”), (2) board resolutions authorizing the issuance of the Securities, (3) the incumbency of the officer(s) authorized to execute this Agreement, the Indenture, the Registration Rights Agreement and the certificates evidencing the Securities, setting forth the name and title and bearing the signatures of such officer(s) and (4) the satisfaction of the conditions set forth in Sections 3.2.2 and 3.3.5 and the accuracy of the representations and warranties of the Company contained herein as of the Closing Date (except to the extent only made as of an earlier date, in which case as of such earlier date).

3.3.5 Performance of Closing Actions. The Company shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.

3.3.6 No Adverse Order. There shall be no injunction of any nature of any governmental authority of competent jurisdiction or any law that is in effect that restrains, prohibits or prevents the consummation of the transactions contemplated hereby, that directs that the transactions contemplated hereby not be consummated, or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby.

3.3.7 Opinions. The Company shall cause to be delivered to the Purchasers the opinion of (i) Maples and Calder, Cayman Islands legal counsel for the Company, and (ii) Freshfields Bruckhaus Deringer US LLP, United States legal counsel for the Company, dated as of the Closing Date, substantially in the forms set forth as Exhibits C-1 and C-2 to this Agreement.

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3.3.8 Supplemental Listing. The Company shall have filed a supplemental listing application with the NYSE with respect to the Ordinary Shares issuable upon conversion of the Securities, which shall have been approved by the NYSE subject to notice of final issuance of the Securities.

3.4 Conditions Precedent to Obligations of the Company. The obligation of the Company to issue the applicable principal amount of Securities to each Purchaser, as applicable, at the Closing shall be subject to the accuracy of the representations and warranties of such Purchaser contained herein as of the Closing Date (except to the extent only made as of an earlier date, in which case as of such earlier date) and each of the following conditions, any of which conditions may be waived by the Company in its sole discretion:

3.4.1 Registration Rights Agreement. The Company shall have received an executed copy of the Registration Rights Agreement duly executed by such Purchaser.

3.4.2 Performance of Closing Actions. Such Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it at or before Closing, including its Closing Actions.

3.4.3 No Adverse Order. There shall be no injunction of any nature of any governmental authority of competent jurisdiction or any law that is in effect that restrains, prohibits or prevents the consummation of the transactions contemplated hereby, that directs that the transactions contemplated hereby not be consummated, or which has the effect of rendering it unlawful to consummate the transactions contemplated hereby.

3.4.4 Minimum Amount. The aggregate principal amount of Securities purchased by the Purchasers named in Schedule I hereto is equal to at least $300,000,000.

Article 4

Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the Closing Date that:

4.1 No Registration Required; Rule 144A Eligibility. Subject to compliance by the Purchasers with the representations and warranties set forth in Article 5 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities (or the Underlying Securities upon conversion thereof) under the Securities Act. The Securities are not of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. The Company is subject to the reporting requirements of Section 13 of the Exchange Act.

4.2 No Integration of Offerings or General Solicitation. None of the Company, its Affiliates or, to the knowledge of the Company, any person acting on its or any of their behalf has, directly or indirectly, sold, solicited any offer to buy or offered to sell, or will, directly or indirectly, sell, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) that is or would be integrated with the offering and sale of the Securities in a manner that would require the Securities (or the Underlying Securities upon conversion thereof) to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

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4.3 Incorporation and Good Standing of the Company. The Company is an exempted company that is duly organized or incorporated (as the case may be), validly existing and in good standing under the laws of the Cayman Islands and has the requisite power and authority to own, lease and operate its property and to conduct its business as currently conducted and as described in the SEC Documents. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect. Each subsidiary of the Company has been duly organized, incorporated, formed or registered (as the case may be) and is validly existing and in good standing under the laws of its jurisdiction of, organization, incorporation, formation or registration, except to the extent the failure to be in good standing would not result in a Material Adverse Effect.

4.4 Capitalization. The authorized share capital of the Company consists of 1,100,000,000 Ordinary Shares, 50,000,000 Class B Ordinary Shares, par value $0.0001 per share (“Class B Shares”), 1,000,000,000 Class C Ordinary Shares, par value $0.0001 per share (“Class C Shares”), and 5,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of January 31, 2022, there were (A) 118,527,784 Ordinary Shares outstanding, (B) 0 Class B Shares outstanding, (C) 640,924,026 Class C Shares outstanding, (D) 0 Preference Shares outstanding, (E) options to purchase an aggregate of 61,372,277 Ordinary Shares issued and outstanding, and (F) outstanding warrants to purchase an aggregate of 41,254,566 Ordinary Shares issued and outstanding. Since January 31, 2022, (i) the Company has only issued options, warrants or other rights to acquire Ordinary Shares in the ordinary course of business consistent with past practice and (ii) no shares were issued by the Company. All of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the outstanding shares, or membership interests, as applicable, of each subsidiary of the Company, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the shareholders of the Company on any matter. Except as provided in this Agreement, the Securities and the Indenture or in the Investor Rights Agreement and except as set forth in or contemplated by this Section 4.4, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the Company or any securities convertible into or exercisable or exchangeable for such shares and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares or any securities convertible into or exercisable or exchangeable for such shares. Except for the Investors Rights Agreement, there are no shareholders agreements, voting agreements, right of first offer or other similar agreements or understandings with respect to the Company’s shares or any of its subsidiaries’ capital stock to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

4.5 The Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

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4.6 Use of Proceeds. The Company shall use the proceeds from the offer and sale of the Securities pursuant to the terms this Agreement to pay fees and expenses associated with the offering of the Securities and for general corporate purposes, which may include acquisitions and share repurchases carried out in accordance with the Articles and applicable law.

4.7 The Securities. The Securities have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.8 The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4.9 Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

4.10 The Underlying Securities. The number of Ordinary Shares issuable upon conversion of the Securities (assuming that the Company settles the conversion of all of the Securities for Ordinary Shares and including the number of additional Ordinary Shares by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as defined in the Indenture)) have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and the issuance of such Ordinary Shares in accordance with the terms of the Indenture will not trigger the application of any preemptive rights.

4.11 No Conflicts. The issue and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof), the execution, delivery and compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and (b) will not violate (1) the provisions of the Articles of the Company or similar organizational documents of any of its subsidiaries or (2) any permit, government license, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (a) or (b)(2) above, for conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

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4.12 No Consents. No consent, approval, authorization, order, registration or qualification of or with any such court, governmental agency or body or stock exchange is required for the issue and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Securities, except (i) the supplemental listing application with the NYSE and (ii) such other consents, approvals, authorizations, orders, registrations or qualifications as would not, individually or in the aggregate, have a Material Adverse Effect or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers.

4.13 Accurate Disclosure; Public Filings. (a) Each SEC Document did not, when filed, and the SEC Documents, as amended or supplemented through the date hereof, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and, to the extent applicable, the Securities Act.

(b) There are no contracts or other documents of a character that are required by the Exchange Act to be described in, or filed as an exhibit to, the SEC Documents which are not described or filed as required. Each description of a contract, document or other agreement in the SEC Documents accurately reflects in all material respects the terms of the contract, document or other agreement.

(c) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Documents which is not so described.

4.14 No Material Losses. Neither the Company nor any of its subsidiaries has sustained, since December 31, 2020, any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the SEC Documents.

4.15 No Manipulation. Prior to the date hereof, neither the Company nor any of its Affiliates has taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

4.16 No Violation. Neither the Company nor any of its subsidiaries is (A) in violation of its Articles or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

4.17 No Material Actions or Proceedings. Other than as set forth in the SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions or (to the Company’s knowledge) governmental investigations pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject (i) which if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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4.18 Company is Not an “Investment Company”. The Company is not and, after giving effect to the transactions contemplated by the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

4.19 Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the SEC thereunder.

4.20 Internal Controls. (a) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). Other than as disclosed in the SEC Documents, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(b) Since December 31, 2020, there has been no change in the Company’s internal control over financial reporting that has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, on the Company’s internal control over financial reporting.

4.21 Preparation of Financial Statements. The historical financial statements of Cazoo Holdings Limited (“Holdings”) in the SEC Documents have been prepared from, and are in accordance with, the books and records of Holdings and present fairly in all material respects the financial condition, results of operations and cash flows of Holdings as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and, to the extent applicable, the Securities Act, and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.22 Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

4.23 Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (iv) taken any action that would constitute a violation by such persons of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith in all material respects.

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4.24 Sanctions. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries, is currently the subject or target of any trade, economic or financial sanctions laws, regulations, embargoes and restrictive measures (in each case having the force of law) administered or enforced by (a) the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, (b) the European Union and enforced by its member states, (c) the United Nations or (d) Her Majesty’s Treasury (collectively “Sanctions”), nor is the Company or any of its subsidiaries organized, incorporated, formed or registered in or a resident of a country or territory that is the subject of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds from the sale of the Securities by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of (i) financing or facilitating the financing of the activities of or business with any person, or in any country or territory, that, at the time of such financing, is prohibited by applicable Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

4.25 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and with applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, applicable rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.26 Privacy Laws. The Company and its subsidiaries have complied, and are presently in compliance, with their privacy policies, their other third-party obligations and all applicable laws and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

4.27 Brokers. Except for Goldman Sachs International (“Goldman Sachs”), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement. No Purchaser shall be required to pay the fees of Goldman Sachs or any other broker, finder or other party retained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

4.28 Absence of Certain Changes. Since December 31, 2020, (i) except as disclosed in the SEC Documents, the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

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4.29 No Piggybacking. Other than the Investor Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include in any registration statement filed pursuant to the Registration Rights Agreement any securities other than the Securities and the Ordinary Shares issued or issuable upon conversion of the Securities.

4.30 Compliance with Applicable Laws. Except as described in the SEC Documents, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.31 Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to (or which, to the knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or NYSE is contemplating terminating such registration or listing.

4.32 No Undisclosed Liabilities. As of the date hereof, there are no liabilities of the Company or any of its subsidiaries, except (i) liabilities reflected or reserved against in the financial statements contained in the SEC Documents, (ii) liabilities incurred since December 31, 2020 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.33 Intellectual Property. Except as disclosed in the SEC Documents, the Company and its subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Documents, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries except for in-licensed Intellectual Property, and except for licenses granted in the ordinary course to third parties or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other intellectual property rights of others and (vi) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vi) above, as has been disclosed in the SEC Documents or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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4.34 Title to Real and Personal Property. Except as set forth in the SEC Documents, the Company and its subsidiaries have good and marketable title to all items of real property described in the SEC Documents as being owned by them, good and valid title to all personal property described in the SEC Documents as being owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims except where the failure to have such title or the existence of such liens, encumbrances and claims (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real or personal property described in the SEC Documents as being leased by the Company and any of its subsidiaries is held by them under valid, existing and enforceable leases, other than exceptions that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any governmental entities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

4.35 All Necessary Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses except where the failure to possess such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, individually or in the aggregate, a Material Adverse Effect, except as described in the SEC Documents

Article 5

Representations and Warranties of the Purchasers

5.1 Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally (on behalf of itself) and not jointly, as of the date hereof and as of the Closing Date that:

5.1.1 Organization; Authority. Such Purchaser is an entity duly organized, incorporated, formed or registered (as the case may be) validly existing and in good standing under the laws of the jurisdiction of its organization, incorporation, formation or registration with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder.

5.1.2 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by such Purchaser and is a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

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5.1.3 Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and is a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5.1.4 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, and (b) will not violate (1) the provisions of the organizational documents of such Purchaser or (2) any permit, government license, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or any of its properties, except, in the case of (a) or (b)(2) above, for conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

5.1.5 No Consents. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by such Purchaser for the purchase of the Securities or the consummation by such Purchaser of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Securities, except such consents, approvals, authorizations, orders, registrations or qualifications as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

5.1.6 Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon conversion of the Securities, will acquire any Underlying Securities as principal for its own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

5.1.7 Purchaser Status. Such Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule II, (ii) is purchasing the Securities only for its own account and not for the account of others, or if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Schedule II following the signature pages hereto). Such Purchaser is not an entity formed for the specific purpose of acquiring the Securities. Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c) and (ii) is a sophisticated investor, experienced in investing in private transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or Securities.

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5.1.8 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication or general solicitation regarding the Securities.

5.1.9 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

5.1.10 Access to Information. Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Such Purchaser acknowledges that it has had (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision; and (iv) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5.1.11 Brokers and Finders. There is no broker, finder or other party that is entitled to receive from such Purchaser any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement. The Company shall not be required to pay the fees of any broker, finder or other party acting on behalf of such Purchaser in connection with the transactions contemplated by this Agreement.

5.1.12 Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Purchaser understands that Goldman Sachs has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of Goldman Sachs or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges that certain information provided by the Company to the Purchaser constitute forward-looking information and are based on projections, and that such forward-looking information and projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

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5.1.13 Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

5.1.14 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.1.15 Patriot Act. Such Purchaser is not, and is not owned or controlled by or acting on behalf of (in connection with the Transaction), a Sanctioned Person (as defined below). Such Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Such Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Purchaser also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Such Purchaser further represents and warrants that the funds held by such Purchaser and used to purchase the Securities are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) who is listed on any Sanctions-related list of designated or blocked or restricted persons; (b) owned or controlled by or acting on behalf of any of the foregoing, or (c) organized, located or resident in Cuba, Iran, North Korea, Syria, the Crimea region or Ukraine, or any other country or territory embargoed or subject to comprehensive territorial Sanctions.

5.1.16 No Employees or Employee Benefit Plans. If such Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Purchaser represents and warrants that (i) neither the Company nor any of its respective has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Securities, and none of the Company nor its Affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities.

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5.1.17 Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to purchases of Ordinary Shares and other activities with respect to the Ordinary Shares by the Purchasers.

5.1.18 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

5.1.19 United Kingdom Purchasers. For any Purchaser within the United Kingdom, such Purchaser is a person to whom any communication that is a “financial promotion” as referred to in the United Kingdom Financial Services and Markets Act 2000 (“FSMA”), may lawfully be issued, directed or otherwise communicated without the need for such communication to be approved, made or directed by an “authorized person” as referred to in FSMA. Without limitation to the foregoing, if the communication is made to a Purchaser in the United Kingdom, such Purchaser is a person: (i) who has professional experience in matters relating to investments and who is an investment professional as referred to in Article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); and/or (ii) a person to whom Article 49(2) of the Financial Promotions Order applies including a body with net assets of at least £5 million; and/or (iii) a sophisticated investor as referred to in Article 50A of the Financial Promotions Order; and/or (iv) a high net worth individual as referred to in Article 48 of the Financial Promotions Order; and/or (v) a person to whom Article 43 of the Financial Promotions Order applies.

5.1.20 Accuracy of Accredited Investor Questionnaire. The Accredited Investor Questionnaire set forth in Schedule II delivered by such Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement.

The Company and each of the Purchasers acknowledge and agree that no Purchaser has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 5.

Article 6

Additional Covenants

6.1 No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Securities by the Company to the Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.

6.2 DTC. If the Securities are not eligible to be delivered through DTC, the Company shall use its commercially reasonable efforts to make the Securities eligible to trade through DTC as soon as practicable following the date hereof. If the Securities are eligible as of the date hereof to be delivered through DTC, the Company shall use its commercially reasonable efforts to ensure that the Securities remain eligible to trade through DTC until the Securities have all been converted, repaid, repurchased or redeemed.

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6.3 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

6.4 Available Securities. The Company will reserve and keep available at all times, free of preemptive or other similar rights or contractual encumbrances, the full number of Underlying Securities.

6.5 No Restricted Resales. During the period from the Closing until one year after the Closing, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) that it controls at such time to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any such affiliates and resold in accordance with the Securities Act.

6.6 Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement, as soon as practicable, including such actions or things as any other Party hereto may reasonably request in order to cause any of the conditions to such other Party’s obligation to consummate the Transactions.

6.7 Transfer Restrictions.

6.7.1 Except as permitted by Section 6.7.2, each Purchaser shall not Transfer (x) Securities or (y) Ordinary Shares issuable upon conversion of the Securities (together, the “Locked-Up Securities”), beneficially owned or owned of record by such Purchaser on the date hereof or, in the case of Ordinary Shares referred to in clause (y) above, acquired after the date hereof, until the earliest of: (i) the date that is 270 days from the date of this Agreement, (ii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property and (iii) the occurrence of a Fundamental Change (as defined in the Indenture) (the “Lock-Up Period”).

6.7.2 The provisions of Section 6.7.1 shall not apply to (the “Permitted Transfers”):

(a) Transfers to the Company and any of its subsidiaries or with the prior written consent of the Company;

(b) the Lead Investor and its Affiliates shall be entitled to make Transfers or distributions in kind to such Person’s limited or other partners, members or other equityholders as of the Closing Date, to the extent such partners, members or other equityholders are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and provided that each such partner, member or other equityholder completes Schedule II hereto;

(c) Transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan;

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(d) Transfers of Locked-Up Securities as a bona fide gift;

(e) if such Purchaser is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, Transfers to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such Purchaser;

(f) Transfers by operation of law or pursuant to a court or regulatory order; and

(g) tender of any Ordinary Shares into a Third Party Tender/Exchange Offer (and any related conversion of Securities to the extent required to effect such Third Party Tender/Exchange Offer), and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Ordinary Shares received pursuant to the conversion of any Securities that had previously been converted to participate in any such tender or exchange offer);

provided, however, that in the case of any Transfer pursuant to Sections 6.7.2.(b), (d) or (e), each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Section 6.7.2 and, in the case of any Transfer pursuant to Section 6.7.2(f), the transferor shall use commercially reasonable efforts to cause the transferee to enter into such agreement.

6.7.3 Notwithstanding the foregoing, any Purchaser (or a controlled Affiliate of the Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge the Securities and/or the Ordinary Shares of the Company issuable or issued upon conversion of the Securities in respect of any bona fide financing arrangements of such Purchaser or its controlled Affiliates, including one or more bona fide purpose (margin) or bona fide non-purpose loans (each such financing arrangement, a “Permitted Loan”). Any Permitted Loan entered into by such Purchaser or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Securities and/or Ordinary Shares of the Company (including Ordinary Shares of the Company received upon conversion of the Securities following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Securities or the Ordinary Shares of the Company issuable or issued upon conversion of the Securities or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder.

6.7.4 The Securities and the Ordinary Shares issued or issuable upon conversion of the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 9, 2022, BY AND AMONG THE COMPANY AND THE PURCHASERS PARTY THERETO.

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6.8 Antitrust Approval. The Company and each Purchaser acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of the Securities and the Ordinary Shares upon conversion of the Securities. Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested, the Company, each Purchaser and any other applicable Affiliate of such Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of the Securities and the Ordinary Shares upon conversion of the Securities held by each Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of any Purchaser or any of their respective Affiliates to comply with any applicable law. For as long as there are Securities outstanding and owned by any Purchaser or their respective Affiliates, the Company shall as promptly as reasonably practicable provide such information regarding the Company and its Subsidiaries as any such Purchaser may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Securities. Except as set forth in Section 8.8, each Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Article 7

Termination

7.1 Termination. This Agreement may be terminated at any time prior to the Closing, only in the following manner:

(a) By mutual written agreement of the Company and a Purchaser, only with respect to the respective rights and obligations of the Company and such Purchaser(s); or

(b) By the Company upon written notice to the Purchasers or, solely with respect to the sale of the Securities to be purchased by it, by any Purchaser upon written notice to the Company if the Closing shall not have occurred sixty (60) days after the signing of this Agreement; provided, that such date may be extended by written notice by the Company or (solely with respect to the sale of the Securities to be purchased by it) any Purchaser, as the case may be, for a period not to exceed an additional thirty (30) days, if the reason for such extension is the failure to satisfy one or more conditions to the applicable Closing and such Purchaser or the Company, as the case may be, reasonably believes that condition(s) to such Closing can be satisfied by the new termination deadline. Notwithstanding the foregoing, termination under this provision shall not be available to the requesting Party if the applicable Closing has not occurred solely by reason of any breach by such requesting Party under this Agreement.

7.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, upon the effectiveness of such termination, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchasers (or the applicable Purchaser, as the case may be), or their respective Affiliates, with respect to this Agreement, except (a) for the terms of this Section 7.2 and Article 8, which shall survive the termination of this Agreement and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any failure of such first party to perform a covenant thereof prior to such termination.

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Article 8

Miscellaneous

8.1 Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:

(a)	If to the Company, to it at:

Cazoo Group Ltd
41 Chalton Street
London
NW11JD
Attention: Ned Staple
E-mail: ned.staple@cazoo.co.uk

with a copy to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attention: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

If to the Purchasers:

At the contact information provided on such Purchaser’s signature page hereto.

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any notice shall be deemed to be given and received (i) when so delivered personally (or, if delivered after 5:00 p.m. (New York City time), the following Business Day), (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email (or, if delivered after 5:00 p.m. (New York City time), the following Business Day), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) three (3) Business Days after the date of mailing.

8.2 Survival. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part at or after the Closing (which shall survive the Closing), shall terminate as of the Closing (or the earlier termination of this Agreement), provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before such termination. Except for the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.27, 4.29 and 4.31 and the representations and warranties contained in Article 5, which shall survive the Closing indefinitely, the representations and warranties made herein shall survive for six (6) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

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8.3 Entire Agreement; Amendments. This Agreement and any ancillary agreements among the Parties delivered in connection herewith constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, waived or modified only by a written instrument executed by the Parties.

8.4 Successors and Assigns. Subject to Section 6.7 hereof, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns; provided, that, such successor or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, makes the representations and warranties in Section 5 and completes Schedule II hereto. Subject to Section 6.7 hereof, in the event of such a transfer or assignment, such Purchaser shall (1) update Schedule I to provide the information required therein and (2) give notice to the Company of such transfer or assignment. Neither this Agreement, nor any right hereunder, may be assigned by any Purchaser without the prior written consent of the Company and neither this Agreement, nor any right hereunder, may be assigned by the Company without the prior written consent of the Lead Investor; except that, subject to Section 6.7 hereof, consent shall not be required for an assignment by such Purchaser to any Affiliate of the Purchaser, provided that such Purchaser shall provide written notice to the Company of any such assignment. For the avoidance of doubt, no third party to whom any of the Securities or Ordinary Shares are transferred shall have any rights or obligations under this Agreement.

8.5 Taxation. Each Purchaser acknowledges and agrees that it will provide the Company or its agents with any correct, complete and accurate information or documentation that may be required, and will timely furnish the Company or its agents with any tax forms or certifications, properly completed and signed, where applicable that the Company or its agents reasonably request from time to time, in each case, in order to (i) make payments to the beneficial owner without, or at a reduced rate of, withholding, (ii) qualify for a reduced rate of withholding in any jurisdiction from or through which payments are made or received and (iii) satisfy reporting and other obligations under applicable law or regulation, including (A) the Cayman Islands Tax Information Authority Act (as amended), and together with any rules, regulations and guidance notes made pursuant thereto and (B) the Organization for Economic Cooperation and Development’s Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard as implemented by the Cayman Islands.

8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company agrees that any suit or proceeding arising in respect of this Agreement engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

8.7 Jury Trial. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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8.8 Expenses, Etc. Each of the Company and each Purchaser shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall reimburse the Lead Investor for its reasonable and documented out-of-pocket expenses (including legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby in an amount up to $300,000.

8.9 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

8.10 Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

8.11 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, electronic or PDF signature, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.

8.12 No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.

8.13 Damages Waiver; Specific Performance. No Party shall be liable for any special, punitive, exemplary, indirect or incidental damages or any other damages that were not reasonably foreseeable. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.14 Public Announcements. The press release related to this Agreement and the transactions contemplated hereby shall be agreed upon by the Company and the Lead Investor; provided, however, that the Company may make such disclosures and regulatory filings in connection with the transactions contemplated hereby to the extent required by applicable law, rule or regulation in the Company’s discretion; provided further that the Company shall, to the extent reasonably practicable, give the Lead Investor a reasonable opportunity to review in advance of such disclosure, and consider any comments of the Lead Investor in good faith.

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8.15 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a joinder agreement hereto). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

CAZOO GROUP LTD

By:	/s/ Stephen Morana
Name: Stephen Morana
Title: Director

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IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

VIKING GLOBAL EQUITIES MASTER LTD.

By:	Viking Global Performance LLC, its Investment Manager

By:	/s/ Katerina Novak
	Name:	Katerina Novak
	Title:	Authorized Signatory

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

VIKING GLOBAL EQUITIES II LP

By:	Viking Global Performance LLC, its Investment Manager

By:	/s/ Katerina Novak
	Name:	Katerina Novak
	Title:	Authorized Signatory

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FOUR CROSSINGS INSTITUTIONAL PARTNERS V, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL F5 MASTER I, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

MIC CAPITAL MANAGEMENT 38 RSC LTD

By:	/s/ Hani Barhoush
	Name:	Hani Barhoush
	Title:	Director

By:	/s/ Matthew Ryan
	Name:	Matthew Ryan
	Title:	Director

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Inherent ESG Opportunity Master, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Inherent Credit Opportunities Master, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Inherent Private Opportunities 2021, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.

By:	/s/ Evan Gartenluab
	Name:	Evan Gartenluab
	Title:	Authorized Person of its General Partner

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

D1 CAPITAL PARTNERS MASTER LP

By:	D1 Capital Partners GP Sub LLC, its General Partner

By:	/s/ Amanda Hector
	Name:	Amanda Hector
	Title:	General Counsel and Chief Compliance Officer

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Diameter Master Fund LP

By:	Diameter Capital Partners LP, solely on its behalf as Investment Manager

By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and CCO

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Diameter Dislocation Master Fund LP

By:	Diameter Capital Partners LP, solely on its behalf as Investment Manager

By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and CCO

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Tru Arrow Technology Partners I, LP

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

Address:

PURCHASER:

Arleon LLC A Series of Virtru PE LLC, A Delaware Series LLC

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	President, Virtru IP, its Managing Member

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

WCH 2022 Quad, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

WCH Holdings 1, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

JADOFF Investments, LP

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address:

[Signature Page - Purchase Agreement]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed and delivered.

PURCHASER:

Chescaplq LLC

By:	/s/ Mark Lerner
	Name:	Mark Lerner
	Title:	Vice President C P Management, L.L.C. as Managing Member of Chescapmanager LLC as Managing Member of Chescaplq LLC

Address:

[Signature Page - Purchase Agreement]

Exhibit 99.2

CAZOO GROUP LTD

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of February 16, 2022

2.00% Convertible Senior Notes due 2027

Table of Contents

		Page

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	References to Interest	14

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount	15
Section 2.02.	Form of Notes	15
Section 2.03.	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	16
Section 2.04.	Execution, Authentication and Delivery of Notes	18
Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	18
Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes	24
Section 2.07.	Temporary Notes	25
Section 2.08.	Cancellation of Notes Paid, Converted, Etc	25
Section 2.09.	CUSIP Numbers	25
Section 2.10.	Additional Notes; Repurchases	25

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.	Satisfaction and Discharge	26

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal and Interest	26
Section 4.02.	Maintenance of Office or Agency	26
Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office	27
Section 4.04.	Provisions as to Paying Agent	27
Section 4.05.	Existence	28
Section 4.06.	Rule 144A Information Requirement and Annual Reports.	28
Section 4.07.	Stay, Extension and Usury Laws	29
Section 4.08.	Compliance Certificate; Statements as to Defaults	30
Section 4.09.	Further Instruments and Acts	30

ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.	Lists of Holders	30
Section 5.02.	Preservation and Disclosure of Lists	30

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-ii-

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	49
Section 10.02.	Supplemental Indentures -with Consent of Holders	59
Section 10.03.	Effect of Supplemental Indentures	51
Section 10.04.	Notation on Notes	51
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	51

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.	Company May Consolidate, Etc	51
Section 11.02.	Successor Corporation to Be Substituted	52
Section 11.03.	Officer’s Certificate and Opinion of Counsel to Be Given to Trustee	53

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	53

ARTICLE 13
TAX

Section 13.01.	Withholding Tax	53
Section 13.02.	Tax Redemption	56

ARTICLE 14
CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	57
Section 14.02.	Conversion Procedure; Settlement Upon Conversion.	58
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection -with Make-Whole Fundamental Changes	60
Section 14.04.	Adjustment of Conversion Rate	62
Section 14.05.	Adjustments of Prices	70
Section 14.06.	Shares to Be Fully Paid	70
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.	70
Section 14.08.	Certain Covenants	71
Section 14.09.	Responsibility of Trustee	72
Section 14.10.	Notice to Holders Prior to Certain Actions	72
Section 14.11.	Shareholder Rights Plans	73
Section 14.12.	Exchange in Lieu of Conversion	73

-iii-

-iv-

INDENTURE dated as of February 16, 2022 between CAZOO GROUP LTD, a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.00% Convertible Senior Notes due 2027 (the “Notes”), initially in an aggregate principal amount not to exceed $630,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal agreement of the Company and the Trustee, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amount” shall have the meaning specified in Section 13.01(b).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Payments” means any Additional Amount required to be paid to a holder of any Note pursuant to Section 13.01.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the General Counsel, Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, except that, solely for purposes of Section 17.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

“Capital Markets Indebtedness” means any indebtedness for borrowed money consisting of loans, bonds, debentures, notes or other similar instruments; provided that Capital Markets Indebtedness shall not include

(1) any floor plan, stocking loan, subscription funding or other similar financing indebtedness all or substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies or other inventory, to be sold or otherwise used in the ordinary course of business of the Company and its Subsidiaries, which indebtedness is (A) non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with non-recourse facilities) to the Company and its Subsidiaries other than recourse to any special purpose subsidiary formed for the purpose of incurring such indebtedness and the Capital Stock thereof or (B) consistent with the terms that would be customarily obtained in financings of this type (as certified in the case of this clause (B) by an Officer of the Company) including (i) that the lender thereof in the ordinary course of business provides financings of this type and (ii) any lien that secures such financing is limited to vehicles and/or vehicle parts, supplies or other inventory or fee-owned real property,

(2) any indebtedness assumed in connection with an acquisition of all or substantially all of the property and assets or business or Capital Stock of another Person (unless incurred in contemplation of such acquisition),

(3) any indebtedness incurred by the Company or an Acquired Subsidiary (as defined below) for the purpose of refinancing the indebtedness of a Person to be acquired (an “Acquired Subsidiary”) or any of its Subsidiaries in connection with an acquisition of all or substantially all of the property and assets or business or Capital Stock of such Acquired Subsidiary, which may be guaranteed by such Acquired Subsidiary (or any of its Subsidiaries) and secured by a lien over such Acquired Subsidiary’s Capital Stock or the property or assets (including Capital Stock of a Subsidiary) of such Person (or any of its Subsidiaries); provided that no Subsidiary of the Company (prior to giving effect to the acquisition) (an “Existing Subsidiary”) shall guarantee such indebtedness and neither the Company nor any Existing Subsidiary shall create, incur or suffer to exist any lien upon any of its property or assets (including Capital Stock of an Existing Subsidiary of the Company) to secure such indebtedness,

(4) any mortgage financings secured only by fee-owned real property,

(5) any capital lease obligations or purchase money obligations financing the acquisition, construction, or repair of fixed or capital assets incurred concurrently with the applicable acquisition, construction or repair and secured only by the property financed by such indebtedness,

(6) any revolving credit facility to fund working capital needs of the Company or one or more Subsidiaries, which when taken together with the principal amount of all other indebtedness incurred pursuant to this clause (6) and then outstanding shall not exceed the greater of $100,000,000 (or its foreign currency equivalent) and 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries as of the date of the latest available semi-annual or annual balance sheet of the Company delivered to the Holders pursuant to Section 4.06 (or filed or furnished to the Commission in accordance with Section 4.06) (calculated on a pro forma basis for any subsequent acquisitions or dispositions occurring after the date of such balance sheet),

(7) any attributable indebtedness related to a sale and leaseback transaction,

(8) any customary receivables or asset-backed financings that are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse facilities) to the Company and its Subsidiaries other than recourse to any special purpose subsidiary formed for the purpose of incurring such indebtedness and, if applicable, the Capital Stock thereof,

(9) any other indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount, which when taken together with the principal amount of all other indebtedness incurred pursuant to this (9) and then outstanding shall not exceed the greater of $35,000,000 (or its foreign currency equivalent) and 5% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries as of the date of the latest available semi-annual or annual balance sheet of the Company delivered to the Holders pursuant to Section 4.06 (or filed or furnished to the Commission in accordance with Section 4.06) (calculated on a pro forma basis for any subsequent acquisitions or dispositions occurring after the date of such balance sheet),

(10) any indebtedness of the Company or any of its Subsidiaries existing on the original issue date of the Notes,

(11) any indebtedness of the Company owing to and held by any Subsidiary and any indebtedness of a Subsidiary owing to and held by the Company or any other Subsidiary (which, in the case of indebtedness owing by the Company or any Subsidiary providing a Note Guarantee, shall not be secured), or

(12) any Refinancing Indebtedness of any of the foregoing (1) through (11) (including Refinancing Indebtedness of such permitted Refinancing Indebtedness);

provided that, indebtedness that falls into any of the foregoing (1) through (12) above, need not be classified solely by reference to one provision but may be classified in part by one such provision and in part by one or more other provisions of the foregoing (1) through (12) above.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Change in Listing Status” means (i) The International Stock Exchange (TISE) or such other stock exchange to which the Notes are admitted from time to time (the “Relevant Stock Exchange”) ceasing to be a “recognised stock exchange” within the meaning of section 1005 ITA; (ii) the Notes that are admitted to the Relevant Stock Exchange ceasing to be treated as ‘listed’ for the purposes of section 987 ITA; and/or (iii) the Notes ceasing to be eligible to be listed on and/or admitted to the Relevant Stock Exchange.

“Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of a Relevant Taxing Jurisdiction affecting taxation after the date of this Indenture, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation affecting taxation after the date of this Indenture, which amendment or change is in force and continuing, except, in each case, if publicly announced before the date of this Indenture (and being enacted in substantially the form as formally proposed) or (ii) in the case of any other jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this Indenture, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction affecting taxation, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation affecting taxation, in any case after such jurisdiction shall have become a Relevant Taxing Jurisdiction, which amendment or change is in force and continuing, except, in each case, if publicly announced before the date such jurisdiction shall have become a Relevant Taxing Jurisdiction (and being enacted in substantially the form as formally proposed).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Collateral Agent” means the collateral agent chosen by the Company in its sole discretion (acting reasonably) under the Security Documents (which may be the same institution serving as the Trustee), together with its successors in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock or depositary receipts of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer.

“Consolidated Net Tangible Assets” means at any date, the total assets (less applicable reserves and other properly deductible items) appearing on the Company’s consolidated balance sheet prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, less (a) all current liabilities and (b) intangible assets, in each case as shown on such balance sheet.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.12.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, West Side Flats, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107, Attention: Global Corporate Trust Services (Cazoo Group Ltd.), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company), and the Notes shall not, at any point in time, be registered in a register which is kept and/or maintained in the United Kingdom by or on behalf of the Company.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CZOO<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm or other independent appraisal firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or Applicable Procedures (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 17.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(b), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“FATCA” shall have the meaning specified in Section 13.01(c).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, employee benefit plans of the Company and its Wholly Owned Subsidiaries and one or more Permitted Holders, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing such fact; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Equity of the Company (other than changes resulting from a subdivision, combination or a change in par value) as a result of which the Common Equity would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Equity of the Company will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries or one or more Permitted Holders; provided, however, that a transaction (i) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or (ii) after which no “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than one or more Permitted Holders) is the beneficial owner, directly or indirectly, of more than 50% of the Common Equity of the Company shall not be a Fundamental Change pursuant to this clause (b);

(c) the Company’s shareholders approve any plan or proposal for the liquidation, provisional liquidation or dissolution of the Company; or

(d) the Ordinary Shares (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, further, however, that a transaction or transactions or event described in clause (a), (b) or (d) (but only to the extent such delisting is the result of a transaction or transactions referenced in clauses (a) or (b)) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the shareholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other Common Equity that are listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (subject to the proviso to clause (b)). If any transaction in which the Ordinary Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity; and provided, further, however, that a transaction will not be deemed to involve a Fundamental Change if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company or another Person and (2)(A) the direct or indirect beneficial owners of the Common Equity of such holding company or other Person immediately following the transaction are substantially the same as the beneficial owners of the Common Equity of the Company immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than another holding company) is the beneficial owner, directly or indirectly, of more than 50% of the Common Equity of such holding company or other Person.

The right to acquire Common Equity (so long as such Person does not have the right to direct the voting of the Common Equity subject to such right) or any veto power in connection with the acquisition or disposition of Common Equity will not cause a party to be a beneficial owner. A Fundamental Change shall not occur under clause (d) above if the Ordinary Shares are no longer listed but the Common Equity into which the Notes become convertible is listed as required.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Lien” shall have the meaning specified in Section 9.02(a).

“Intercreditor Agreement” shall have the meaning specified in Section 9.03(a).

“Interest Payment Date” means each February 16, May 16, August 16, and November 16 of each year, beginning on May 16, 2022.

“ITA” means the United Kingdom Income Tax Act 2007.

“Last Reported Sale Price” of the Ordinary Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are traded. If the Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per Ordinary Share (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per Ordinary Share (or such other security) on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03.

“Mandatory Conversion Measurement Period” shall have the meaning specified in Section 14.01(b).

“Mandatory Conversion Notice” shall have the meaning specified in Section 14.01(b).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts trading on any U.S. exchange relating to the Ordinary Shares.

“Maturity Date” means February 16, 2027.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means the Guarantee by any Subsidiary of the Company’s obligations under this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Officer” means, with respect to the Company, any director, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, any Executive or Senior Vice President, the General Counsel or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.05.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“Ordinary Shares” means the Class A Ordinary Shares of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.03(b);

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(f) Notes redeemed pursuant to Article 16; and

(g) Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holder” means, collectively, (a) Alex Chesterman, (b) any Related Person of Alex Chesterman and (c) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing or any Persons mentioned in the following sentence are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Alex Chesterman, any Related Person of Alex Chesterman and such Persons referred to in the following sentence, collectively, have exclusive legal and beneficial ownership of more than 50% of the total voting power of the Ordinary Shares of the Company or any direct or indirect parent companies of which the Company is a Wholly-Owned Subsidiary. Any person or group whose acquisition of beneficial ownership constitutes a Fundamental Change in respect of which a repurchase, or an offer to repurchase, the Notes upon a Fundamental Change is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Person” means an individual, a corporation, a limited liability company, an exempted company, an association, a partnership, an exempted limited partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Premium Fall-Away Trigger” means that the trailing 10 Trading Day VWAP of the Ordinary Shares for any Trading Day in the period beginning on, and excluding, March 4, 2024 and ending on, and including, March 18, 2024 shall equal or exceed $6.75 (as such amount may be adjusted from time to time in accordance with the provisions of Section 14.04(a), mutatis mutandis); provided that in connection with a Share Exchange Event involving a third party acquirer that is consummated on or prior to March 4, 2024, (i) the consideration received in such Share Exchange Event shall be measured in accordance with the last paragraph of Section 11.02 and (ii) the Premium Fall-Away Trigger shall be determined as of the date of consummation of such Share Exchange Event or, if resulting in less consideration than as determined on the date of consummation of such Share Exchange Event described in clause (i), the date on which any lock-up agreement applicable to the holders of the Company’s Ordinary Shares expires after such Share Exchange Event (for purposes of this clause (ii), if determined by reference to the date of expiration of a lock-up, the value of any publicly traded shares received will be calculated based on the 10 Trading Day VWAP for the period beginning on the date immediately following the expiration of such lock-up).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall mean the date that the Company shall fix for redemption for all or, as the case may be, any part of the Notes pursuant to Section 13.02 or Section 16.01

“Redemption Notice” shall have the meaning specified in Section 16.02.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 13.02 or 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case any interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Refinancing Indebtedness” means indebtedness to the extent the proceeds thereof are used to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any indebtedness of the Company or any of its Subsidiaries; provided, that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, consent fees and expenses, (b) other than the Company, no Refinancing Indebtedness shall have obligors that are not obligated with respect to the indebtedness so refinanced and (c) such Refinancing Indebtedness may only be secured by collateral securing the indebtedness being refinanced.

“Regular Record Date” with respect to any Interest Payment Date, means the February 2, May 2, August 2 or November 2 (whether or not such day is a Business Day) immediately preceding the applicable February 16, May 16, August 16 or November 16 Interest Payment Date, respectively.

“Related Person” with respect to any Permitted Holder, means:

(a)	any controlling equity holder, majority (or more) owned Subsidiary or partner or member of such Person;

(b)	in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof;

(c)	any trust, corporation, exempted company, partnership, exempted limited partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein; or

(d)	any investment fund or vehicle managed, sponsored or advised by such Person or any successor thereto, or by any Affiliate of such Person or any such successor.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 13.01(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, who shall have direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Restrictive Legend” shall have the meaning specified in Section 2.05(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means all security agreements, intercreditor agreements (including the Intercreditor Agreement), pledge agreements, collateral assignments, mortgages, collateral agency agreements, debentures, or other grants or transfers for security executed and delivered by the Company or any Subsidiary creating (or purporting to create) a lien upon collateral for the benefit of the Holders to secure the Company’s obligations under the Indenture and the Notes (or, if applicable, the relevant Note Guarantee), in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Indenture.

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that has the meaning set forth in the definition of “significant subsidiary” in Article 1, Rule l-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission (or any successor rule), except that for purposes of Section 6.01(h), references to 10% in Rule 1-2(w) of Regulation S-X shall be replaced with 20% with respect to any Subsidiary (excluding any Subsidiary organized, incorporated, formed or registered (as the case may be) and existing under the laws of the United Kingdom) which ceases to conduct operations for bona fide business reasons of the Company.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(b).

“Subsidiary” means, with respect to any Person, any corporation, exempted company, association, partnership, exempted limited partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), and “tax” and “taxation” shall be construed accordingly.

“Tax Deduction” shall have the meaning specified in Section 13.01(a).

“Tax Redemption” shall have the meaning specified in Section 13.02(a).

“Tax Redemption Opt-Out Election” shall have the meaning specified in Section 13.02(b).

“Tax Redemption Opt-Out Election Notice” shall have the meaning specified in Section 13.02(c).

“Trading Day” means a day on which (i) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Ordinary Shares (or such other security) are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Ordinary Shares generally occurs on the New York Stock Exchange or, if the Ordinary Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading, except that if the Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP” means, with respect to any period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CZOO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading of the primary trading session on the first day of such period until the scheduled close of trading of the primary trading session on the last day of such period (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share determined over such period, using a volume-weighted average method, by a nationally recognized independent investment banking firm or other independent appraisal firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a “Wholly Owned Subsidiary” of another Person.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where express mention is not made.

Section 1.03. Dollar equivalent amounts. For purposes of determining compliance with any dollar-denominated amount related to the incurrence of indebtedness, the dollar equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated by the Company based on the relevant currency exchange rate in effect on the date such indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such indebtedness is incurred to refinance other indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed (a) the principal amount of such indebtedness being refinanced plus (b) the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing. The principal amount of any indebtedness incurred to refinance other indebtedness, if incurred in a different currency from the indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “2.00% Convertible Senior Notes due 2027.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $630,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest, Premiums and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Notwithstanding the other provisions of this Indenture or the provisions of the Notes, if the Company has not received notification from The International Stock Exchange (TISE) or another “recognised stock exchange” within the meaning of section 1005 ITA that the Notes have been listed (within the meaning of that term as used at s.987 ITA) thereon prior to the first Interest Payment Date, interest due and payable on that Interest Payment Date shall be deferred until the next following Interest Payment Date to Holders of record as of the Regular Record Date immediately preceding such Interest Payment Date on which the interest and deferred interest is payable; provided, that interest shall accrue on such deferred interest from the first Interest Payment Date to, but excluding, the next following Interest Payment Date at the rate equal to the then applicable interest rate on the Notes to the extent lawful. For the avoidance of doubt, the deferral of interest described in the preceding sentence shall not constitute a Default or Event of Default under this Indenture or the Notes by the Company, and the Company shall not have any liability under this Indenture or the Notes resulting therefrom. The Company shall deliver notice to the Holders, the Trustee and the Paying Agent no less than 10 Business Days prior to the related Interest Payment Date deferred pursuant to this Section 2.03.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Trustee or Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such written notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) In addition to payment of principal and interest on each Note on the Maturity Date, if the Premium Fall-Away Trigger shall not have been satisfied as and when required by the definition thereof, then with respect to any Notes which have not been converted, redeemed or repurchased on or prior to the Maturity Date, the Company shall also pay to each Holder an additional premium equal to 50.0% of the principal amount of the Notes of such Holder required to be repaid on the Maturity Date. Such premium shall be payable by the Company on the Maturity Date in cash, Ordinary Shares (which, solely for purposes of calculating the number of Ordinary Shares issuable to each Holder if the Company so elects to pay all or any part of such premium in Ordinary Shares, shall be based on the lesser of (x) the Last Reported Sale Price of the Ordinary Shares on the fifth Business Day immediately preceding the Maturity Date and (y) the VWAP of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the fifth Business Day immediately preceding the Maturity Date) or any combination of cash and Ordinary Shares (which combination shall be ratable across all Notes), in the Company’s discretion. The Company shall deliver its election to pay such premium to the Holders, the Trustee and the Conversion Agent no later than three (3) Business Days prior to the Maturity Date. In the absence of such election, the Company shall be deemed to have elected to pay such premium in cash. For the avoidance of doubt, if the Premium Fall-Away Trigger shall not have been satisfied on or before March 18, 2024, the premium described in this Section 2.03(d) shall in all circumstances be due and owing to the extent the principal and accrued interest on the Notes are required to be paid in cash on the Maturity Date. The Company shall determine whether the Premium Fall-Away Trigger has been satisfied (which shall be binding absent manifest error) and shall promptly deliver written notice to the Holders, the Trustee and the Conversion Agent as to whether the Premium Fall-Away Trigger has been met. Nothing in this Indenture shall require the payment of the additional premium described in this Section 2.03(d) in the event of an optional or mandatory conversion of any of the Notes on or prior to the Maturity Date, in connection with an optional redemption of the Notes on or prior to the Maturity Date, in connection with the conversion of the Notes in connection with a Make-Whole Fundamental Change or in connection with an offer to repurchase the Notes pursuant to Article 15 (provided that, for the avoidance of doubt, the obligation to pay such premium shall survive with respect to any Notes not converted, redeemed or repurchased).

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, such Notes nevertheless may be authenticated and delivered as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Notes shall not, at any point in time, be registered in a register kept and/or maintained in the United Kingdom by or on behalf of the Company. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02. Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer or otherwise required by law.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the seventh paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Ordinary Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF CAZOO GROUP LTD (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY, IF ANY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act or (iii) as concluded by the Company in its sole discretion, that does not require a legend, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order for the Company to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Company shall promptly notify the Trustee in writing and promptly after a registration statement, if any, with respect to the Notes or any Ordinary Shares issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the Applicable Procedures.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Applicable Procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

In connection with any proposed transfer involving Physical Notes, or any exchange of Global Notes for Physical Notes, the Company shall use commercially reasonable efforts to provide or cause to be provided to the Trustee all information reasonably requested by the Trustee from the Company that is both reasonably available to the Company and necessary, as reasonably determined by the Trustee, to allow the Trustee to comply with any applicable cost basis reporting obligation under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it by Holders and the Company and shall have no responsibility to verify or ensure the accuracy of such information.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d) Any share certificate representing Ordinary Shares issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF CAZOO GROUP LTD (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Ordinary Shares (i) on which the Company has agreed to remove the legend with notice in writing to the transfer agent as set forth above in this Section 2.05(d), (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(c).

(e) Any Note that is owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(f) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

(g) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.

(h) If a Holder of any Note or Ordinary Share issued upon conversion of any Note, or an owner of a beneficial interest in any Global Note, or in a global certificate representing Ordinary Share issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, to reissue such Note or share without a Restricted Legend or restrictive legend required by Section 2.05(c), as applicable, then the Company will cause the same to occur (and, if applicable, cause such Note or Ordinary Share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, if surrendered to any Person that the Company controls, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, redemption, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law and without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, without prior notice to the Holders of the Notes. The Company may, to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company or its Subsidiaries may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale. Any Notes that the Company or its Subsidiaries may repurchase shall be considered outstanding for all purposes under this Indenture unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (A)(i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date, any Redemption Date or otherwise and/or (y) been converted, the Company has irrevocably deposited with the Trustee cash and delivered to the Holders or held in trust Ordinary Shares sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (B) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, the Ordinary Shares in respect of any conversion of Notes owed upon conversion on, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

The Company may also from time to time designate as Paying Agent one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices in respect of the Notes and this Indenture may be made, provided that the Corporate Trust Office shall not be a place for service of legal process on the Company.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.01(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(h) or Section 6.01 (i), the Trustee shall automatically become the Paying Agent.

(d) Subject to applicable law, any money or property deposited with the Trustee, the Conversion Agent or any Paying Agent, or any money and Ordinary Shares then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) or premium (if applicable), of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds or property; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee with respect to such trust money and Ordinary Shares, shall thereupon cease;

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Rule 144A Information Requirement and Annual Reports.

(a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares pursuant to Rule 144A.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Notwithstanding the foregoing, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. For the avoidance of doubt, the obligation to file with the Trustee copies of documents or reports that the Company is required to file with the Commission shall not apply to any document which the Company is required to “furnish” to the Commission.

(c) Delivery of the reports, information, and other documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein or determinable therefrom, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, on any day after November 6, 2022 through February 16, 2023, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods provided by Rule 12b-25 or any successor rule under the Exchange Act and other than reports on Form 6-K), or if after February 16, 2023 the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), then Additional Interest will accrue on such Note for such day. Such Additional Interest shall accrue on the Notes at the rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f) The Additional Interest that is payable in accordance with Section 4.06(d) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K), as described in Section 4.06(d), together with any Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth Section 4.06(b), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. If the Company is required to pay Additional Interest, the Company will notify the Trustee, the Paying Agent and the Holders in writing, prior to the applicable Record Date, of the amount of Additional Interest due on the applicable Interest Payment Date.

(g) If Additional Interest is payable by the Company pursuant to Section 4.06(d), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Company’s calculation of Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default or Event of Default under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after an officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default is no longer continuing or has been cured.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, no later than 15 days after each February 2, May 2, August 2 and November 2 in each year beginning with May 2, 2022, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal or premium (if applicable) of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for three Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.01(c) when due, and such failure continues for three Business Days;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company for (i) 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with Article 9 and (ii) 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, provisional liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, provisional liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall publicly admit in writing that it generally is not paying, or is unable to pay, its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, provisional liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, provisional liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01 (i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01 (i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable without any act or declaration on the part of the trustee or any holder.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time plus 1.00%) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (except with respect to any continuing defaults relating to nonpayment of principal or any interest or with respect to the failure to deliver the consideration due upon conversion) and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) and/or Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to: (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the principal amount of Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurs. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d), subject to the second immediately succeeding paragraph. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) and/or Section 4.06(b) first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default is cured or validly waived in accordance with this Article 6). On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) and/or Section 4.06(b) is not cured or validly waived in accordance with this Article 6 prior to such 361st day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(a) and/or Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in an Officer’s Certificate (consistent with Section 4.06(g)) of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(a) and/or Section 4.06(b), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods provided by Rule 12b-25 or any successor rule under the Exchange Act and other than reports on Form 6-K), pursuant to Section 4.06(d), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The Trustee shall have no duty to calculate or verify the calculation of Additional Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus 1.00%, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, provisional liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, provisional liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in each of its capacities under this Indenture), including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time plus 1.00%, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus 1.00%, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price or the Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to the Trustee against any loss, cost, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such direction would be unduly prejudicial to any other Holder) or that conflicts with applicable law or this Indenture. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price or Redemption Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within 90 days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price or the Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered and provided to the Trustee indemnity or security satisfactory to Trustee against any loss, cost, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation or provisional liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and

(i) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Authenticating Agent or transfer agent hereunder, the rights, protections and immunities afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Authenticating Agent or transfer agent.

The Trustee (including in its capacities as Conversion Agent, Paying Agent or registrar) shall have no responsibility to determine if a Fundamental Change or a Make-Whole Fundamental Change has occurred. The Trustee (including in its capacities as Conversion Agent, Paying Agent or registrar) shall have no responsibility for any act or omission of any financial institution the Company designates pursuant to any Exchange Election.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(l) In no event shall the Trustee be responsible or liable for any punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office and such notice references the Notes and/or this Indenture.

(m) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability of this Indenture or of the Notes or any other documents used in connection with the sale or distribution of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of the Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee shall have no obligation to independently determine or verify if any Fundamental Change or any other event has occurred or if a Fundamental Change Repurchase Notice is required to be issued or notify the Holders of any such event.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or the Note Registrar (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee. The Trustee shall not be obligated to take possession of any Ordinary Shares, whether upon conversion or in connection with any discharge of this Indenture pursuant to Article 3 hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Company from time to time as directed by the Company.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by the Trustee’s own gross negligence or willful misconduct as adjudicated by a final non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder of any Person), damage, liability, cost or expense (including attorneys’ fees and expenses and court costs) incurred without gross negligence or willful misconduct as adjudicated by a final non-appealable decision of a court of competent jurisdiction on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder (whether such claims arise by or against the Company or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder (including as Collateral Agent (if applicable)) and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01 (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, subject to Section 7.02(a) of this Indenture, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, subject to Section 7.02(a) of this Indenture, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee may sell or transfer all or substantially all of its corporate trust business, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after notice that the Company has been deemed to have been given pursuant to Section 17.03 unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price or Redemption Price, if applicable) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
FUTURE GUARANTEES AND SECURITY

Section 9.01. Future Guarantees. (a) The Company will not cause or permit any Subsidiary to guarantee the indebtedness outstanding under any Capital Markets Indebtedness incurred by the Company or any of its Subsidiaries after the original issue date of the Notes, unless such Subsidiary becomes a guarantor of the Notes on the date on which the guarantee of such Capital Markets Indebtedness is incurred and, if applicable, executes and delivers to the Trustee a supplemental indenture providing for a Note Guarantee of such Subsidiary; provided, however, that such Subsidiary shall not be obligated to become such a guarantor of the Notes to the extent and for so long as the incurrence of such Note Guarantee would reasonably be expected to give rise to or result in: (1) any breach or violation of statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference or thin capitalization rules, retention of title claims, guidance and coordination rules or the laws, rules or regulations (or analogous restriction) of any applicable jurisdiction; (2) a material risk or liability for the officers, directors or (except in the case of a Subsidiary that is a partnership) shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, directors or shareholders of the partners of such partnership); or (3) any material cost, expense, liability or obligation (including with respect to any taxes) other than (i) the liability or obligation arising pursuant to the Note Guarantee and (ii) reasonable and documented out of pocket expenses; provided that the foregoing exclusions shall not apply to the extent the corresponding guarantee by such Subsidiary of such Capital Markets Indebtedness would result in a materially similar breach, violation, risk, liability, cost, expense or obligation (as applicable). At the option of the Company, any Note Guarantee may contain limitations on liability of the relevant guarantor to the extent reasonably necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

(b) Any Note Guarantee granted pursuant to Section 9.01(a) above shall be automatically and unconditionally released and discharged:

(i) upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of the relevant guarantor (whether by direct sale or sale of a holding company) or the sale or disposition of all or substantially all the assets of the guarantor, if the sale or other disposition does not violate Article 11 and, in each case, the guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;

(ii) upon satisfaction and discharge of the Indenture, as provided in Article 3;

(iii) upon the release of the guarantee that resulted in the creation of the relevant Note Guarantee under Section 9.01(a) above so long as no Event of Default shall have occurred and be continuing or would arise as a result and no other Capital Markets Indebtedness at that time is guaranteed by the relevant guarantor; or

(iv) upon redemption, repurchase and/or conversion of all of the Notes.

(c) The Trustee shall take or shall instruct the Collateral Agent to take all actions, including the granting of releases or waivers under any Intercreditor Agreement, reasonably requested by (and at the expense of) the Company to effectuate any release of a Note Guarantee in accordance with these provisions, subject to customary protections and indemnifications, including the delivery of a customary Officer’s Certificate and Opinion of Counsel. The Trustee or the Collateral Agent, as applicable, shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel absolutely and without further inquiry. Each of the releases set forth above shall be effected by the Trustee or Collateral Agent, as applicable, without the consent of the Holders or any other action or consent on the part of the Trustee or Collateral Agent, as applicable.

Section 9.02. Future Security. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur or suffer to exist any lien upon any of its property or assets (including Capital Stock of a Subsidiary of the Company), whether owned on the original issue date of the Notes or acquired after that date, or any interest therein or any income or profits therefrom, which lien is securing any Capital Markets Indebtedness incurred by the Company or any of its Subsidiaries after the original issue date of the Notes (such lien, the “Initial Lien”), unless, on the date on which such Initial Liens are incurred, the obligations of the Company under the Notes and this Indenture (or, if applicable, the relevant Note Guarantee) are secured by the Initial Lien or a lien equally and ratably with the Capital Markets Indebtedness secured by such Initial Lien for so long as such Capital Markets Indebtedness is so secured provided, however, that a lien securing the obligations of the Company under the Notes and this Indenture (and any Notes Guarantee) shall not be required to the extent and for so long as the granting of such lien would reasonably be expected to give rise to or result in: (1) any breach or violation of statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference or thin capitalization rules, retention of title claims, guidance and coordination rules or the laws, rules or regulations (or analogous restriction) of any applicable jurisdiction; (2) a material risk or liability for the officers, directors or (except in the case of a Subsidiary that is a partnership) shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, directors or shareholders of the partners of such partnership); or (3) any material cost, expense, liability or obligation (including with respect to any taxes) other than (i) the liability or obligation arising pursuant to a grant of the lien and (ii) reasonable and documented out of pocket expenses; provided that the foregoing exclusions shall not apply to the extent the corresponding grant of a lien by such Subsidiary securing such Capital Markets Indebtedness would result in a materially similar breach, violation, risk, liability, cost, expense or obligation (as applicable). In connection with the Company’s obligation hereunder to equally and ratably secure the Notes, at the request of the Company and without the consent of any of the Holders, each of the Holders hereby authorizes the Trustee or the Collateral Agent, as applicable, to become a party to any of the collateral documents which evidence the Initial Lien (or to become a party to substantially equivalent collateral documents for the benefit of the Holders).

(b) Liens granted pursuant to Section 9.02(a), above shall be automatically and unconditionally released and discharged:

(i) in connection with any sale or other disposition of the relevant collateral to a Person that is not the Company or a Subsidiary (but excluding any transaction subject to Article 11),

(ii) upon payment in full of principal, interest and all other obligations on the Notes or satisfaction and discharge of the Notes, as provided in Article 3;

(iii) upon the release and discharge of the Initial Lien to which it relates so long as no Event of Default shall have occurred and be continuing or would arise as a result and no other Capital Markets Indebtedness at that time is secured by such property or asset; or

(iv) upon redemption, repurchase and/or conversion of all of the Notes.

(c) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents, if any, have been met, and any instruments of termination, satisfaction or release prepared by the Company, the Trustee (to the extent action is required by it in order to effectuate such release) or, as instructed by the Trustee, Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases (in form reasonably satisfactory to the Trustee and/or the Collateral Agent, as applicable) reasonably requested by the Company in order to evidence the release from the liens created by the Security Documents of any collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement, any such release to be made without any recourse, representation or warranty of the Trustee and/or the Collateral Agent, as applicable.

(d) Each Holder, by accepting a Note, shall be deemed to have (A) authorized the Company and/or the Trustee to appoint the Collateral Agent, (B) agreed to and accepted the terms and conditions of any Security Documents and (C) directed the Trustee and/or the Collateral Agent to execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. Such Security Documents and/or the Intercreditor Agreement, as applicable, shall have customary agency protections consistent with market terms.

Section 9.03. Intercreditor Agreements. (a) At the request of the Company and without the consent of Holders, in connection with the incurrence by the Company or its Subsidiaries of any (1) Capital Markets Indebtedness secured by an Initial Lien and (2) any Refinancing Indebtedness in respect of the Capital Markets Indebtedness referred to in the foregoing clause (1), which results in the granting of a lien to secure the obligations of the Company under the Notes and this Indenture pursuant to Section 9.02(a), the Company, the relevant Subsidiaries and the Trustee (and/or the Collateral Agent acting on the Trustee’s behalf) shall enter into, with the holders of such Capital Markets Indebtedness and, if applicable, holders of any other indebtedness secured by a lien over the same collateral as such Capital Markets Indebtedness (or their duly authorized representatives), an intercreditor agreement providing for, among other things, (i) the sharing of liens in favor of the Notes and such Capital Markets Indebtedness on a pari passu basis, (ii) the relationship between the holders of such shared liens and the holders of senior liens otherwise permitted by the terms of the Indenture and (iii) the relationship between the holders of such shared liens and the holders of junior liens otherwise permitted by the terms of the Indenture, the terms of which are consistent with market terms governing security arrangements for the sharing of liens at the time such intercreditor agreement is proposed to be established in light of the type of indebtedness to be secured (as determined by the Company in the exercise of reasonable judgment) (an “Intercreditor Agreement”) or a restatement, amendment or other modification of any existing Intercreditor Agreement (to the extent consistent with the definition thereof); provided that such Intercreditor Agreement or restatement, amendment or modification of any Intercreditor Agreement will not impose any personal obligations on the Trustee or, in the opinion of the Trustee, adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee under this Indenture or any Intercreditor Agreement.

(b) At the direction of the Company and without the consent of Holders, the Trustee and/or the Collateral Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement to: (1) cure any ambiguity, omission, defect, error or inconsistency contained in any such agreement, (2) increase the amount or types of indebtedness covered by any such agreement that may be incurred by the Company or any Subsidiary that is subject to any such agreement (including the addition of provisions relating to new indebtedness ranking pari passu or junior in right of payment to the Notes), (3) add Subsidiaries to any Intercreditor Agreement, (4) secure the Notes, (5) amend any Intercreditor Agreement in accordance with the terms thereof so long as such Intercreditor Agreement (as amended) complies with Section 9.03(a) above, or (6) make any other change to any such agreement that does not adversely affect the Holders in any material respect. The Company shall not otherwise direct the Trustee and/or the Collateral Agent to enter into any amendment to any Intercreditor Agreement without the consent of the Holders of the majority in aggregate principal amount of the Notes then outstanding, except as otherwise permitted below under Section 10.01 or as permitted by the terms of any such Intercreditor Agreement, and the Company may only direct the Trustee and/or the Collateral Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee and/or the Collateral Agent or, in the opinion of the Trustee and/or the Collateral Agent, adversely affect their respective rights, duties, liabilities, indemnities or immunities under this Indenture or any Intercreditor Agreement.

(c) Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of any Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein) and to have directed the Trustee and/or the Collateral Agent to enter into any such Intercreditor Agreement and to perform its duties thereunder.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Trustee and the Collateral Agent (if applicable), at the Company’s expense, may from time to time and at any time amend or supplement this Indenture or the Notes, the Security Documents or the Intercreditor Agreement for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) in connection with any Share Exchange Event, to provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i) to provide for the issuance of additional Notes;

(j) to confirm and evidence the release, termination, discharge or retaking of any guarantee or lien or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is provided for under this Indenture;

(k) to provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent;

(l) to comply with the rules of any applicable securities depositary or securities exchange in a manner that does not adversely affect the rights of any Holder; or

(m) to increase the Conversion Rate as provided in this Indenture.

Upon the written request of the Company, the Trustee and the Collateral Agent (if applicable) are hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent (as applicable) shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s or the Collateral Agent’s (if applicable) own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Trustee and the Collateral Agent (if applicable) without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures -with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Trustee and the Collateral Agent (if applicable), at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or premium on or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes other than as permitted or required by this Indenture;

(e) reduce the Fundamental Change Repurchase Price or the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) eliminate the contractual right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture; or

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee and the Collateral Agent (if applicable) shall receive an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly-owned Subsidiaries), unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (i) a corporation or entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or (ii) a corporation or entity that is organized, incorporated, formed or registered (as the case may be) and existing under the laws of the Cayman Islands, the British Virgin Islands, the Islands of Bermuda, any member state of the European Union, Norway, Switzerland, Canada or any province thereof, Australia or any state thereof or the United Kingdom, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay any Additional Amounts to the extent required under Section 13.01(b) and the Tax Redemption right in Section 13.02(a));

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c) if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is authorized or permitted by this Indenture and an opinion of counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

The provisions set forth in this Section 11.01 shall not restrict (and shall not apply to): (i) any Subsidiary consolidating with, merging with or into, or selling, conveying, transferring or leasing all or substantially all of its assets to the Company, (ii) the solvent liquidation of any Subsidiary or (iii) the creation of a new Subsidiary.

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

In the case of a Share Exchange Event, the determination as to the satisfaction of the Premium Fall-Away Trigger shall be based on the fair market value of the consideration paid per Ordinary Share in such Share Exchange Event as of the date or dates on which the Premium Fall-Away Trigger is tested in accordance with the definition thereof. In the case of a Share Exchange Event that does not provide for all-share consideration, such calculation shall be based on the value of the consideration received as of the relevant date of determination. In the case of consideration received in the form of publicly traded shares, such determination shall be based on the trailing 10 Trading Day VWAP of such publicly traded shares as of the date or dates on which the Premium Fall-Away Trigger is tested in accordance with the definition thereof.

Section 11.03. Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. If a supplemental indenture is required pursuant to this Article 11 as a result of the Company not being the Successor Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive (and shall be conclusively entitled to rely upon) an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11, and that the supplemental indenture is the valid, binding obligations of the Successor Company, enforceable against such Successor Company in accordance with its terms, such Opinion of Counsel to be subject to customary exceptions.

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13
TAX

Section 13.01. Withholding Tax. (a) The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment or delivery which it makes under this Indenture or the Notes for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes (a “Tax Deduction”), in which event the Company or the Trustee, as the case may be, shall account to the relevant authorities for the amount so withheld or deducted. References in this Section 13.01(a) to a deduction or withholding from a payment or delivery shall include a deduction or withholding required to be made upon the issue of Ordinary Shares or other Securities in satisfaction of amounts in respect of the Notes and/or on a Conversion and the Company or the Trustee, as the case may be, shall be entitled to deduct or withhold Ordinary Shares or Securities from any such issue in satisfaction of its deduction or withholding obligations.

(b) If a Tax Deduction is required to be made by the Company on account of Tax levied by or on behalf of any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is, for tax purposes, organized, incorporated or resident or doing or deemed by such jurisdiction to be doing business (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”), then, subject to Section 13.01(c) below, the amount of the payment or delivery due from the Company (“Amount A”) shall be increased to an amount (“Amount B”) (the difference between Amount A and Amount B being an “Additional Amount”) which (after making any Tax Deduction) leaves an amount equal to the payment or delivery which would have been due if no Tax Deduction had been required.

(c) The Company’s obligation to pay or deliver Additional Amounts under Section 13.01(b) above shall not apply in respect of a Tax Deduction on account of Tax imposed by any Relevant Taxing Jurisdiction, where such Tax is:

(i) a Tax that would not have been imposed but for:

(1)	the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction (including such Holder or beneficial owner being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction), other than by the mere acquisition or holding or being a beneficial owner of such Note, enforcement or exercise of rights thereunder or the receipt of payments in respect thereof;

(2)	in cases where presentation of such Note is required to receive such payment or delivery, the presentation of such Note after a period of thirty (30) days after the later of (x) the date on which such payment or delivery became due and payable or deliverable, as applicable, pursuant to the terms of this Indenture and (y) the date such payment or delivery was made or duly provided for, except, in each case, to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, at the end of such thirty (30) day period; or

(3)	the failure of such Holder or beneficial owner to comply with a timely request from the Company, addressed to such Holder or beneficial owner in writing within a reasonable time period before any such withholding or deduction would be payable, to (x) provide certification, information, documentation or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity, beneficial entitlement to interest or connection with such Relevant Taxing Jurisdiction; or (y) make any declaration or satisfy any other reporting requirement relating to such matters, in each case if and to the extent that such Holder or beneficial owner is legally eligible without material burden to comply with such request and due and timely compliance with such request is required by statute, regulation or administrative practice of such Relevant Taxing Jurisdiction in order to reduce or eliminate such withholding or deduction.

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar Tax;

(iii) any Tax that is payable other than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(iv) any withholding or deduction required by (x) sections 1471 through 1474 of the Internal Revenue Code and any current or future U.S. Treasury Regulations or rulings promulgated thereunder (“FATCA”); (y) any treaty, law or regulation of any other jurisdiction, or relating to an inter-governmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of FATCA; or (z) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (x) or (y) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

(v) any Taxes imposed on or with respect to any payment by the Company to such Holder if such Holder is a fiduciary of a beneficial owner or is a partnership or a person other than the sole beneficial owner of such payment, to the extent that the beneficiary or settlor with respect to the fiduciary, members of that partnership or beneficial owner would not have been entitled to the Additional Amounts or would not have been subject to such Tax had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(vi) any combination of items referred to in the preceding clauses (i) through (v).

and provided further that, so long as (a) the Notes are listed (within the meaning of that term as used at s.987 ITA) on a “recognised stock exchange” within the meaning of section 1005 ITA at the time of the relevant payment or delivery and (b) the Relevant Taxing Jurisdiction is the United Kingdom, in no event shall the Company be obligated to pay such additional amounts to any Holder not resident in the United States of America or the United Kingdom in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America and the relevant Taxing Jurisdiction.

(d) Within thirty days of making either a Tax Deduction or (if applicable) making any associated payment to the relevant taxing authority, the Company shall deliver to the Trustee a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Trustee that the Tax Deduction has been made and (as applicable) any appropriate payment paid to the relevant taxing authority. The Company will provide copies of such documentation to the relevant Holder of the Notes upon reasonable written request. The Trustee shall have no obligation to determine whether Additional Amounts are due or the calculation or verification of the calculation thereof.

(e) If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee on a date at least 15 days prior to the date of payment (unless the Company becomes aware of such obligation to pay Additional Amounts after the 15th day prior to that payment date, in which case the Company shall deliver such Officer’s Certificate to the Trustee as soon as reasonably practicable thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(f) The preceding provisions of this Section 13.01 shall survive any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any Tax Deduction required by or on behalf of any jurisdiction in which any successor Person to the Company is then incorporated, organized, engaged in business or resident for tax purposes and any political subdivision or governmental authority thereof or therein.

Section 13.02. Tax Redemption. (a) If at any time as a result of a Change in Tax Law or Change in Listing Status the Company has (or on the next Interest Payment Date or on the Maturity Date would) become obligated to make any Additional Payments in respect of any payment or delivery to a Holder on account of any of the Notes held by that Holder, the Company has the right, at its election upon giving a Redemption Notice to the affected Holder(s) pursuant to Section 16.02 of this Indenture, to redeem all, but not less than all, of the affected Notes held by such Holder(s) for a cash price equal to the Redemption Price and all Additional Amounts (if any) then due and that will become due on such Redemption Date as a result of the Tax Redemption (as defined below) or otherwise (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the Redemption Date and Additional Amounts (if any) in respect thereof) (a “Tax Redemption”). The Company may not elect to redeem Notes pursuant to this Section 13.02(a) unless the Company has delivered to the Trustee (x) an Officer’s Certificate attesting that the obligation to pay Additional Amounts cannot reasonably be avoided by the Company taking reasonable measures available to it (such measures to include, without limitation, to the extent reasonable in the circumstances, using reasonable endeavours to cause the Notes to become listed (within the meaning of that term as used at s.987 ITA) on another “recognised stock exchange” within the meaning of section 1005 ITA) and (y) an opinion of independent tax counsel to the effect that there has been such a Change in Tax Law or Change in Listing Status. The Trustee will be entitled to accept such Officer’s Certificate and opinion of independent tax counsel as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

(b) If the Company calls Notes for a Tax Redemption, then, notwithstanding anything to the contrary in this Section 13.02 or in Section 13.01, but subject to the Depositary’s Applicable Procedures in the case of Global Notes, each affected Holder will have the right to elect (a “Tax Redemption Opt-Out Election”) not to have such Holder’s Notes (or any portion thereof in an authorized denomination) redeemed pursuant to such Tax Redemption, in which case, from and after the Redemption Date for such Tax Redemption (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, from and after such time as the Company pays such Redemption Price in full), the Company will no longer have any obligation to pay any Additional Amounts with respect to such Notes solely as a result of such Change in Tax Law or Change in Listing Status (which shall be binding upon all subsequent transferees of such Notes), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction’s taxes required by law to be deducted or withheld as a result of such Change in Tax Law or Change in Listing Status.

(c) To make a Tax Redemption Opt-Out Election with respect to any Note (or any portion thereof in an authorized denomination), the Holder of such Note must deliver a notice (a “Tax Redemption Opt-Out Election Notice”) to the Company (with a copy to the Trustee) before the close of business on the second Business Day immediately before the related Redemption Date, which notice must state: (x) if such Note is a Physical Note, the certificate number of such Note; (y) the principal amount of such Note as to which the Tax Redemption Opt-Out Election will apply, which must be an authorized denomination; and (z) that such Holder is making a Tax Redemption Opt-Out Election with respect to such Note (or such portion thereof); provided, however, that if such Note is a Global Note, then such notice must comply with the Depositary’s Applicable Procedures (and any such notice delivered in compliance with the Depositary’s Applicable Procedures will be deemed to satisfy the requirements of this Section 13.02(c)).

(d) For the avoidance of doubt, a Tax Redemption will not affect any Holder’s right to convert any Notes and the Company’s obligation to pay any Additional Amounts with respect to such conversion up to, but excluding, the Redemption Date.

Section 13.03. Maintenance of Listing. The Company shall use reasonable endeavors to cause all of the Notes to be listed (within the meaning of that term as used at s.987 ITA) on The International Stock Exchange (TISE) or another “recognised stock exchange” within the meaning of section 1005 ITA as soon as reasonably practicable following issuance of the Notes and in any case prior to the second Interest Payment Date following the date of the Indenture. The Company shall use reasonable endeavors to ensure that the Notes remain so listed throughout the period from the date of first listing to the close of business on the Maturity Date or, if later, the date on which all amounts owed in respect of all Notes have for all purposes been repaid, settled or otherwise discharged by or on behalf of the Company.

ARTICLE 14
CONVERSION OF NOTES

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, (i) each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note after November 6, 2022 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date and (ii) the Company shall have the right, at the Company’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of the Notes under the circumstances and during the periods set forth in Section 14.01(b), in each case, at an initial conversion rate of 200.0000 Ordinary Shares (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b) At any time and from time to time on or after February 16, 2025, provided that the Last Reported Sale Price of the Ordinary Shares has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during the prior 30 consecutive Trading Days (the “Mandatory Conversion Measurement Period”), the Company shall have the option to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of the Notes at the Conversion Rate by written notice to each Holder (the “Mandatory Conversion Notice”), which notice must be delivered to the Holders (with a copy to the Trustee and the Conversion Agent) on or prior to the third Trading Day following the last Trading Day of the Mandatory Conversion Measurement Period. The Mandatory Conversion Notice shall set forth (i) the principal amount of the Notes to be converted, (ii) accrued and unpaid interest accrued, if any, to, but excluding, the Conversion Date, and (iii) the Conversion Obligation. Any such mandatory conversion must comply with the Applicable Procedures in the case of Global Notes.

(c) If the Notes are called for redemption, Holders may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Notes subject to such redemption may convert such Notes until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for).

(d) The Company shall only issue Ordinary Shares upon conversion of the Notes or otherwise pursuant to the terms of the Notes to the extent the issuance of such Ordinary Shares would not exceed the aggregate number of Ordinary Shares that the Company may issue without violating the HSR Act or any antitrust or competition laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Ordinary Shares upon conversion of the Notes. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 14.01(d) shall not constitute a Default or Event of Default under this Indenture or the Notes by the Company, and the Company shall not have any liability under this Indenture or the Notes resulting therefrom, but in the event that conversion of the Notes requires any filing or approval under the HSR Act or any applicable antitrust or competition laws of any other jurisdiction or any foreign investment laws, the Company and the applicable Holder shall use reasonable best efforts to cooperate in timely making or causing to be made all such filings and obtaining such approvals.

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, (1) a number of Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date together with (2) cash, if applicable, in lieu of delivering any fractional Ordinary Share in accordance with subsection (j) of this Section 14.02.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall in the case of a Global Note, comply with the Applicable Procedures in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and in the case of a Physical Note or a Global Note not approved for processing through the Depositary, (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall promptly notify the Company of any conversion pursuant to this Article 14. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall deliver the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date (provided that, with respect to any Conversion Date following the Regular Record Date immediately preceding the Maturity Date, the Company will settle any such Conversion on the Maturity Date). If any Ordinary Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, the full number of Ordinary Shares to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Ordinary Shares upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any Ordinary Shares issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date and any Fundamental Change Repurchase Date described in clause (2) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted, redeemed and/or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the Ordinary Shares shall be issuable upon conversion shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date, subject to applicable law. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional Ordinary Share upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Ordinary Share issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of Section 14.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based and (iii) the date as of which such adjustment is effective (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (copying the Trustee and Conversion Agent). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection -with Make-Whole Fundamental Changes. If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Ordinary Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(a) If, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change in writing no later than five Business Days after such Effective Date.

(b) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per Ordinary Share in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five consecutive Trading Day period.

(c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(d) The following table sets forth the number of Ordinary Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Stock Price

Effective Date	$4.27	$5.00	$6.00	$7.00	$7.50	$9.00	$10.00	$12.50	$15.00	$25.00	$35.00	$50.00
February 16, 2022	34.1920	23.8620	15.5683	10.8400	9.2400	6.1411	4.9070	3.1392	2.2140	0.7204	0.2034	0.0000
February 16, 2023	34.1920	22.2640	13.4850	8.7414	7.2147	4.4433	3.4390	2.1304	1.5027	0.4940	0.1280	0.0000
February 16, 2024	34.1920	20.9560	11.3017	6.3614	4.8760	2.4933	1.7970	1.0720	0.7707	0.2616	0.0597	0.0000
February 16, 2025	34.1920	19.4940	9.0383	3.5671	1.7400	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 16, 2026	34.1920	15.9500	5.9067	2.1243	1.0373	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 16, 2027	34.1920	0.0060	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year;

(ii) if the Stock Price is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $4.27 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 234.1920 Ordinary Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(e) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of Ordinary Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination in respect of the Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS’	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Ordinary Shares any rights, options or warrants (other than pursuant to a shareholders rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of the Ordinary Shares to subscribe for or purchase Ordinary Shares at a price per share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares, excluding dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), except as otherwise described in Section 14.11, rights issued pursuant to any shareholders rights plan of the Company then in effect, dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, dividends or distributions of Reference Property in exchange for or upon conversion of the Ordinary Shares in a Share Exchange Event, and Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company) of the Distributed Property with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided, that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares on such Ex-Dividend Date, the “Valuation Period” shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day immediately preceding the relevant Conversion Date. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof. In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Ordinary Shares.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Ordinary Shares as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors or a committee thereof determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note, the Trustee and the Conversion Agent a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i) Upon the issuance of any Ordinary Shares at a price below the Conversion Price or otherwise, other than any such issuance described in Section 14.04(a), (b), or (c) above;

(ii) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(iii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant or incentive benefit plan (including pursuant to any evergreen plan) or program of or assumed by the Company or any of the Company’s Subsidiaries or in connection with any such shares withheld by the Company for tax withholding purposes;

(iv) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(v) for a tender offer by any party other than a tender offer by the Company or one or more of the Company’s Subsidiaries as described in Section 14.04(e).

(vi) upon the repurchase of any Ordinary Shares pursuant to an open market share repurchase program or other buy-back transaction, (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives), or other buy-back transaction, that is not a tender offer or exchange offer of the nature described in Section 14.04(e);

(vii) solely for a change in the par value (or lack of par value) of the Ordinary Shares; or

(viii) for accrued and unpaid interest, if any.

(j) The Company will not adjust the applicable Conversion Rate pursuant to clauses (a), (b), (c), (d) or (e) of this Section 14.04 unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, the Company will defer and carry forward any adjustment to such Conversion Rate that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) on the Conversion Date of any Note; and (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs. All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Neither the Trustee nor the Conversion Agent shall have any responsibility to verify the accuracy of any adjustment to the Conversion Rate. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Section 14.06. Shares to Be Fully Paid. The Company shall reserve out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes in par value or resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv) any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes.

If the Share Exchange Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares that affirmatively make such an election or (y) if no holders of Ordinary Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Ordinary Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. If the holders of the Ordinary Shares receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per Ordinary Share in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors (or an authorized committee thereof) shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into Ordinary Shares as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08. Certain Covenants. Subject to Sections 14.02(d) and 14.02(e), the Company covenants that all Ordinary Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(a) The Company covenants that, if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(b) The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and use its commercially reasonable efforts to keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon conversion of the Notes.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor. The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation, provisional liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries no later than the earlier of the date notice of such date is required to be provided under Rule 10b-17 of the Exchange Act, other applicable Commission rule or applicable rules of the principal U.S. national or regional securities exchange on which the Ordinary Shares are then listed or admitted for trading and such date is publicly announced by the Company. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation, provisional liquidation or winding-up.

Section 14.11. Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each Ordinary Share, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, under such shareholder rights plan and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Exchange in Lieu of Conversion. When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause such Notes to be delivered on or prior to the first Trading Day following the Conversion Date to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely deliver, in exchange for such Notes, the Ordinary Shares due upon conversion as described in Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the first Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion that it has made the Exchange Election, and the Company shall notify the designated financial institution(s) of the relevant deadline for payment and/or delivery of the Conversion Consideration. The Company, the Holder surrendering its Notes for conversion, and the Conversion Agent shall cooperate to cause such Notes to be delivered to the financial institution, and the Conversion Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting such Exchange Election and shall have no liability in respect of such Exchange Election outside its control.

Any Notes exchanged by the designated financial institution(s), subject to Applicable Procedures, shall remain outstanding, notwithstanding the surrender thereof by the Holder of such Notes. If the designated financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver the required Conversion Consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall notify the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion, and pay and/or deliver the required Conversion Consideration to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

The Company’s designation of any financial institution to which the Notes may be submitted for exchange does not require such financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction. The Company will comply and will cause the designated financial institution(s) to comply with the Applicable Procedures.

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(v) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.01 or in accordance with Applicable Procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent to the Holders (or such shorter period as agreed by the Paying Agent) the Paying Agent shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15.

(f) For purposes of this Article 15, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent (including the Trustee) appointed by the Company to accomplish the purposes set forth herein.

Section 15.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal received by the Paying Agent at the office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in minimum denominations of $1,000 or an integral multiple thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures of the Depositary.

Section 15.03. Deposit of Fundamental Change Repurchase Price. The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time (or such later time to which the Trustee may agree), on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(a) If by 11:00 a.m. New York City time (or such later time to which the Trustee may agree), on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, such Notes will cease to be outstanding, interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the full amount of accrued and unpaid interest to, but excluding, such Interest Payment Date).

(b) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.04. Covenant to Comply -with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 16
OPTIONAL REDEMPTION

Section 16.01. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to February 16, 2025. On or after February 16, 2025, the Company may redeem, at its option, (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if (a) the Last Reported Sale Price of the Ordinary Shares has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice (a “Redemption Notice Date”) in accordance with Section 16.02 or (b) the aggregate principal amount of the Notes outstanding and held by persons other than the Company or its Affiliates is less than 15% of the aggregate principal amount of the Notes issued on the original issue date of the Notes.

Section 16.02. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company exercises its Optional Redemption right pursuant to Section 16.01 or its Tax Redemption right pursuant to Section 13.02(a) to redeem all or, as the case may be, any part of the Notes, it shall fix a Redemption Date and it, or at its written request, together with the Redemption Notice to be given, an Officer’s Certificate and an Opinion of Counsel received by the Trustee not less than five Scheduled Trading Days prior to the Redemption Notice Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption or Tax Redemption (as applicable) (a “Redemption Notice”) not less than 30 nor more than 60 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Notes subject to such Optional Redemption may convert such Notes until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for);

(vi) the procedures a converting Holder must follow to convert its Notes;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or a multiple thereof.

A Redemption Notice may be conditioned on the occurrence of one or more financings, corporate transactions or other events, and the Redemption Notice may state that the redemption may not occur if such event does not occur or that the redemption may be delayed until such event occurs (even if delayed for more than 60 Trading Days); provided that the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a new Redemption Notice if the redemption is delayed for more than 60 Trading Days.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Applicable Procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, on a pro rata or by lot basis or by another method the Trustee deems to be appropriate and fair. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to 11:00 a.m. New York City time on the Redemption Date (or such later time to which the Trustee may agree), the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Cazoo Group Ltd, 41 Chalton Street, London, NW1 1JD, United Kingdom, Attention: Ned Staple, General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by overnight delivery with a reputable national overnight delivery service, being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether sent by mail or electronically, upon actual receipt by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, in form reasonably satisfactory to the Trustee, stating that in the judgment of the applicable signor, all conditions precedent including any covenants, compliance with which constitutes a condition precedent to such action, have been complied with, provided that no Opinion of Counsel shall be required to be delivered in connection with the removal of the restricted CUSIP number of the Restricted Securities to an unrestricted CUSIP number pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, unless a new Note is to be issued and authenticated (in which case the Opinion of Counsel required by Section 2.04 shall be delivered); provided further that no Opinion of Counsel shall be required to be delivered solely in connection with a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include a statement that the person signing such certificate is familiar with the requested action and this Indenture; a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Redemption Date, any Fundamental Change Repurchase Date, or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. For purposes of the foregoing sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

Section 17.07. No Security Interest Created. Other than pursuant to Article 9, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. This Indenture (or any document delivered in connection with this Indenture) shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, labor disputes, disease, epidemic or pandemic, quarantine, national emergency, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; malware or ransomware, communication systems failure or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or unavailability of any securities clearing system it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Redemption Price, Stock Price, the Last Reported Sale Prices of the Ordinary Shares, the Daily VWAPs, accrued interest payable on the Notes, the Redemption Price, any Additional Interest payable on the Notes, the Premium Fall-Away Trigger, and the Conversion Rate of the Notes, including adjustments to the Conversion Price and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall have any responsibility or liability with respect to performing calculations under the Notes.

In no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any stock price. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to Daily VWAP, the Premium Fall-Away Trigger and Last Reported Sale Price. Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to determine whether the Notes are convertible or to notify the Company, the Holders or DTC if the Notes have become convertible or whether any adjustments to the Conversion Rate are required.

Section 17.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the binding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CAZOO GROUP LTD

By:	/s/ Stephen Morana
	Name:	Stephen Morana
	Title:	Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are institutional accredited investors AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF CAZOO GROUP LTD (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY, IF ANY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

[1]	The Restrictive Legend shall be deemed removed from the face of this Note without further action by the Company, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

Cazoo Group Ltd

2.00% Convertible Senior Note due 2027

No. [____________]	[Initially][2]	$[____________]

CUSIP No. 14986T AA3

Cazoo Group Ltd, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [____________]4, or registered assigns (the “Holder”), the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[____]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $630,000,000 in aggregate at any time, in accordance with the rules and the Applicable Procedures, on February 16, 2027 (the “Maturity Date”), and interest and premium (if any) thereon as set forth below.

In addition to payment of principal and interest on this Note on the Maturity Date, if the Premium Fall-Away Trigger (as defined below) shall not have been satisfied as and when required by such definition, then with respect to any Notes which have not been converted, redeemed or repurchased on or prior to the Maturity Date, the Company shall also pay to the Holder an additional premium equal to 50.0% of the principal amount of this Note required to be repaid on the Maturity Date. Such premium shall be payable by the Company on the Maturity Date in cash, Ordinary Shares (which, solely for purposes of calculating the number of Ordinary Shares issuable to each Holder if the Company so elects to pay all or any part of such premium in Ordinary Shares, shall be based on the lesser of (x) the Last Reported Sale Price of the Ordinary Shares on the fifth Business Day immediately preceding the Maturity Date and (y) the VWAP of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the fifth Business Day immediately preceding the Maturity Date) or any combination of cash and Ordinary Shares (which combination shall be ratable across all Notes), in the Company’s discretion. The Company shall deliver its election to pay such premium to the Holders, the Trustee and the Conversion Agent no later than three (3) Business Days prior to the Maturity Date. In the absence of such election, the Company shall be deemed to have elected to pay such premium in cash.

The “Premium Fall-Away Trigger” shall mean that the trailing 10 Trading Day VWAP of the Ordinary Shares for any Trading Day in the period beginning on, and excluding, March 4, 202412 and ending on, and including, March 18, 2024 shall equal or exceed $6.75 (as such amount may be adjusted from time to time in accordance with the provisions of Section 14.04(a) of the Indenture, mutatis mutandis); provided that in connection with a Share Exchange Event involving a third party acquirer that is consummated on or prior to March 4, 2024, (i) the consideration received in such Share Exchange Event shall be measured in accordance with the last paragraph of Section 11.02 of the Indenture and (ii) the Premium Fall-Away Trigger shall be determined as of the date of consummation of such Share Exchange Event or, if resulting in less consideration than as determined on the date of consummation of such Share Exchange Event described in clause (i), the date on which any lock-up agreement applicable to the holders of the Company’s Ordinary Shares expires after such Share Exchange Event (for purposes of this clause (ii), if determined by reference to the date of expiration of a lock-up, the value of any publicly traded shares received will be calculated based on the 10 Trading Day VWAP for the period beginning on the date immediately following the expiration of such lock-up). For the avoidance of doubt, if the Premium Fall-Away Trigger shall not have been satisfied on or before March 18, 2024, the premium described in the immediately preceding paragraph shall in all circumstances be due and owing to the extent the principal and accrued interest on this Note are required to be paid in cash on the Maturity Date. The Company shall determine whether the Premium Fall-Away Trigger has been satisfied (which shall be binding absent manifest error) and shall promptly deliver written notice to the Holders, the Trustee and the Conversion Agent as to whether the Premium Fall-Away Trigger has been met. Nothing in the Indenture shall require the payment of the additional premium described in the paragraph above in the event of an optional or mandatory conversion of this Note on or prior to the Maturity Date, in connection with an optional redemption of the Notes on or prior to the Maturity Date, in connection with the conversion of this Note in connection with a Make-Whole Fundamental Change or in connection with an offer to repurchase this Note pursuant to Article 15 of the Indenture (provided that, for the avoidance of doubt, the obligation to pay such premium shall survive with respect to this Note to the extent not converted, redeemed or repurchased).

[2]	Include if a global note.

[3]	Include if a global note.

[4]	Include if a physical note.

[5]	Include if a global note.

[6]	Include if a physical note.

This Note shall bear interest at the rate of 2.00% per year from February 16, 2022, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 16, 2027. Interest is payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing on May 16, 2022, to Holders of record at the close of business on the preceding February 2, May 2, August 2 and November 2 (whether or not such day is a Business Day), respectively. Notwithstanding the other provisions of the Indenture or the provisions of this Note, if the Company has not received notification from The International Stock Exchange (TISE) or another “recognised stock exchange” within the meaning of section 1005 Income Tax Act 2007 (of the United Kingdom) that the Notes have been listed (within the meaning of that term as used at s.987 Income Tax Act 2007) thereon prior to the first Interest Payment Date, interest due and payable on that Interest Payment Date shall be deferred until the next following Interest Payment Date to Holders of record as of the Regular Record Date immediately preceding such Interest Payment Date on which the interest and deferred interest is payable; provided, that interest shall accrue on such deferred interest from the first Interest Payment Date to, but excluding, the next following Interest Payment Date at the rate equal to the then applicable interest rate on the Notes to the extent lawful. The Company shall deliver notice to the Holders, the Trustee and the Paying Agent no less than 10 Business Days prior to the related Interest Payment Date deferred pursuant to the preceding sentence and for the avoidance of doubt, the deferral of interest described in the preceding sentence shall not constitute a Default or Event of Default under the Indenture or the Notes by the Company, and the Company shall not have any liability under the Indenture or the Notes resulting therefrom. Additional Interest will be payable as set forth in Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d) or Section 6.03 or any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Ordinary Shares on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CAZOO GROUP LTD

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Cazoo Group Ltd

2.00% Convertible Senior Note due 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.00% Convertible Senior Notes due 2027 (the “Notes”), initially limited to the aggregate principal amount of $630,000,000, all issued under and pursuant to an Indenture dated as of February 16, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount and premium (if any) on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption prior to February 16, 2025. The Notes shall be redeemable at the Company’s option on or after February 16, 2025 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, beginning on November 6, 2022 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into Ordinary Shares at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Cazoo Group Ltd
2.00% Convertible Senior Notes due 2027

The initial principal amount of this Global Note is ________ DOLLARS ($[________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	U.S. Bank Trust Company, National Association
West Side Flats
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Global Corporate Trust Services

RE:	Cazoo Notice of Conversion

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into Ordinary Shares in accordance with the terms of the Indenture referred to in this Note, and directs that any Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if
Ordinary Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cazoo Group Ltd (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                             hereby sell(s), assign(s) and transfer(s) unto                            (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐	To Cazoo Group Ltd or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit 99.4

Registration RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of February 16, 2022 is made and entered into by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and the parties listed on Schedule A (each, a “Holder” and collectively, the “Holders”).

This Agreement is made pursuant to the Purchase Agreement (the “Note Purchase Agreement”), dated February 9, 2022, between the Company and the Holders, which provides for the sale by the Company to the Holders of $630,000,000 aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2027 (the “Notes”). In order to induce the Holders to enter into the Note Purchase Agreement, the Company has agreed to provide to the Holders and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Note Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) would materially impede, delay or interfere with any significant financing, significant acquisition, significant corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or would otherwise materially adversely affect the Company.

“Affiliate” of any Person means any other Person which (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (ii) as to any individual, in addition to any Person in clause (i), (a) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption), the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and, in any such case, any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants, and (b) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; provided, however, that in no event shall the Company or any of its subsidiaries be deemed an Affiliate of any Holder. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Equity Securities” shall mean (i) all shares of capital stock of the Company, (ii) all securities convertible into or exchangeable for shares of capital stock of the Company, and (iii) all options, warrants or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall mean a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” shall mean a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Holder” or “Holders” shall have the meaning given in the Preamble (and any Person to whom rights under this Agreement is assigned in accordance with Section 6.5).

“Indenture” means the Indenture pursuant to which the Notes will be issued.

“Investor Rights Agreement” shall mean the Investor Rights Agreement, dated August 26, 2021, by and among the Company and the other investors party thereto, as it may be amended from time to time in accordance with its terms.

“IRA Holder” shall mean a “Holder” as defined in the Investor Rights Agreement.

“IRA Registrable Securities” shall mean “Registrable Securities” as defined in the Investor Rights Agreement.

“Law” shall mean any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or order, in each case, of any Governmental Authority.

“Lock-Up Period” shall have the meaning set forth in the Note Purchase Agreement.

“Majority Holders” shall mean, on any date, Holders of a majority of the number of Ordinary Shares issued or issuable upon conversion of the Notes, in each case, that constitute Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this definition, of a number of Ordinary Shares constituting Registrable Securities equal to the number of such Notes (in $1,000 principal amounts) multiplied by the then-current “Conversion Rate” (as defined in the Indenture)).

“Maturity Date” shall have the meaning set forth in the Indenture.

“Maximum Number of Securities” shall mean the maximum dollar amount or maximum number of Equity Securities that the managing Underwriter or Underwriters in good faith, advises the Board of Directors of the Company can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering .

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (and in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

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“Note Purchase Agreement” shall have the meaning given in the Preamble.

“Notes” shall have the meaning given in the Preamble.

“Ordinary Shares” shall mean the Company’s Class A ordinary shares, par value $0.0001 per share.

“Permitted Distribution in Kind” shall mean a distribution by a Holder of all or substantially all the Registrable Securities (as applicable) held by such Holder or its Permitted Transferees to the limited partners or holders of capital stock of such Holder.

“Permitted Transferees” shall mean a Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period and any other applicable agreement between such Holder and the Company.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.1.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean all or any Ordinary Shares into which the Notes are convertible, and (ii) any other Equity Security of the Company or any of its subsidiaries, or any successor, issued or issuable with respect to any such Ordinary Shares described in clause (i) hereof by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities shall have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 (or any successor rule promulgated thereafter by the Commission); or (E) such securities shall have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration (including any Underwritten Offering), including the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any listing fees of any securities exchange on which any Ordinary Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriter(s) in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) fees and disbursements of counsel for the Company;

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(E) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the Company’s expenses with respect to any roadshow related to the Registration or Underwritten Offering;

(G) fees and expenses of the Company’s transfer agent; and

(H) reasonable fees and expenses of one (1) legal counsel selected by the majority-in interest of the Takedown Requesting Holders (which amount shall not exceed $75,000 in connection with any Underwritten Shelf Takedown).

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.2.1.

“Rule 144” shall have the meaning set forth in Section 6.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.2.4.

“Trading Day” shall have the meaning set forth in the Indenture.

“VGI” shall mean Viking Global Investors LP.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.2.4.

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Article II

REGISTRATION

Section 2.1. Piggyback Registration.

2.1.1 Piggyback Rights.  If, following expiration of the Lock-Up Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company, including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into shares of capital stock of the Company, (iv) for a dividend reinvestment plan, or (v) a Form F-4 or S-4 (or any successor form thereto) in connection with a business combination, then the Company shall give written notice of such proposed registration to all of the Holders of Registrable Securities as soon as practicable but no later than ten (10 days) prior to the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”).  The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.1.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. In addition, the provisions of this Section 2.1 shall not provide Piggyback Registration rights with respect to any SEC registered overnight block trade effected pursuant subsection 2.3.8 (or any successor provision thereto) of the Investor Rights Agreement.

2.1.2 Reduction of Piggyback Registration.  If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Ordinary Shares that the Company desires to sell, taken together with (x) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (y) the Registrable Securities as to which registration has been requested pursuant to Section 2.1 hereof, and (z) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i)	If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Ordinary Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the IRA Registrable Securities of IRA Holders exercising their rights to register their IRA Registrable Securities pursuant to the Investor Rights Agreement, pro rata, based on the respective number of IRA Registrable Securities that each IRA Holder has so requested be included pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement and the aggregate number of IRA Registrable Securities that IRA Holders have requested be included in such pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

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(ii)	If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Ordinary Shares or other Equity Securities, if any, of such requesting Persons, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the IRA Registrable Securities of IRA Holders exercising their rights to register their IRA Registrable Securities pursuant to the Investor Rights Agreement, pro rata, based on the respective number of IRA Registrable Securities that each IRA Holder has so requested be included pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement and the aggregate number of IRA Registrable Securities that IRA Holders have requested be included in such pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.1.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Ordinary Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), Ordinary Shares or other Equity Securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.1.3 Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at least two (2) Business Days prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.1.3.

2.1.4 Unlimited Piggyback Registration Rights.  For purposes of clarity, there shall be no limit on the number of Piggyback Registrations.

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Section 2.2. Resale Shelf Registration Rights

2.2.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”), which Registration Statement may also include IRA Registrable Securities and any other securities the Company is required to register pursuant to contractual registration rights. The Resale Shelf Registration Statement shall be on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company becomes eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective by the 270th day following the date hereof; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.2.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders, including through a Permitted Distribution in Kind.

2.2.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within five (5) Business Days after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).

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2.2.3 Amendments and Supplements. Subject to the provisions of subsection 2.2.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to subsection 2.2.1. is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3.

2.2.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement on Form F-3 has been declared effective by the Commission, VGI may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to such Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Promptly upon receiving such notice (but no later than 10 days after receipt of such notice), the Company shall notify all of the other Holders of Registrable Securities regarding the potential Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any such other Holder (each a “Takedown Requesting Holder”) within 5 days of receipt of notice of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.2.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Takedown Requesting Holder(s) participating in the Underwritten Shelf Takedown, subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

2.2.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other Ordinary Shares or other Equity Securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a pro rata basis based on the respective number of Registrable Securities then owned by a Takedown Requesting Holder in relation to the aggregate number of Registrable Securities owned by all of the Takedown Requesting Holders, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the IRA Registrable Securities of IRA Holders exercising their rights to register their IRA Registrable Securities pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement, pro rata, based on the respective number of IRA Registrable Securities that each IRA Holder has requested be included and the aggregate number of IRA Registrable Securities that the IRA Holders have requested be included pursuant to the contractual piggyback registration rights provisions of the Investor Rights Agreement, which can be sold without exceeding the Maximum Number of Securities and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

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2.2.6 Under no circumstances shall the Company be obligated to effect more than an aggregate of two (2) Underwritten Shelf Takedowns in any 12-month period.

2.2.7 Block Trades. If VGI wishes to consummate an overnight block trade (on either an SEC registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, VGI shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction as set forth in clause (i) below. VGI, if requesting an SEC registered underwritten block trade, (i) shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least two (2) Business Days prior to the anticipated launch date of the transaction, and (ii) other than as set forth in the next succeeding sentence, the Company shall include in the block trade only shares held by VGI. Notwithstanding the foregoing, an SEC registered overnight block trade effected pursuant to this subsection 2.2.7 shall be conducted in compliance with the contractual piggyback registration rights provided to the IRA Holders with respect to IRA Registrable Securities in accordance with the provisions of the Investor Rights Agreement. For the avoidance of doubt, no other securities of a holder of Company securities shall be included in any VGI block trade other than as set forth in the immediately preceding sentence. Any Registration effected pursuant to this subsection 2.2.7 shall be deemed an Underwritten Shelf Takedown and within the cap on Underwritten Shelf Takedowns provided in subsection 2.2.6.

Section 2.3. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) effect an Underwritten Shelf Takedown within 90 days after any other Underwritten Shelf Takedown, provided that the Company has delivered written notice to the Holders prior to receipt of a request for an Underwritten Shelf Takedown and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Underwritten Shelf Takedown to be consummated.

Article III
COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

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3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration that are Takedown Requesting Holders, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective (which may be satisfied by the issuance of a press release by the Company);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

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3.1.1 permit representatives of the Holders and the Underwriter(s), if any, to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative in connection with the Registration; provided, however, that the participating Holder(s) shall inform their representatives and the Underwriter(s) of the confidential nature of the process;

3.1.2 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter(s);

3.1.3 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;

3.1.4 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.5 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.6 in connection with an Underwritten Offering, cause its senior management, officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

3.1.7 if a Registration relates to an Underwritten Offering with gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.8 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company.  It is acknowledged by the Holders that the Holders shall pay the Underwriters’ commissions and discounts and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

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Section 3.3. Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for Equity Securities of the Company unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure.  The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof.  If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (i) would require the Company to make an Adverse Disclosure or (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (i) or (ii) for a period of not more than sixty (60) consecutive days and the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (i) or (ii) in the aggregate) in any 12-month period.

Section 3.5. Reporting Obligations.  As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (unless such filings are otherwise available on EDGAR).  The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Article IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the aggregate liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.  The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

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Article V
TERMINATION

Section 5.1. Termination. This Agreement shall terminate with respect to a Holder upon the date on which neither such Holder nor any of its permitted assignees hold any Registrable Securities; provided, however, that Article IV shall survive any such termination with respect to any Holder.

Article VI
GENERAL PROVISIONS

Section 6.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 6.1. ):

If to the Company, to it at:

Cazoo Group Ltd

41 Chalton Street

London

NW1 1JD

Attention: Ned Staple

E-mail: ned.staple@cazoo.co.uk

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022

Attention: Valerie Ford Jacob

E-mail: valerie.jacob@freshfields.com

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 6.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.3. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Ordinary Shares, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144 or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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Section 6.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 6.5. Assignment; No Third-Party Beneficiary.

6.5.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.5.2 Prior to the expiration of the Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

6.5.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.5.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 6.5.

6.5.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.5 shall be null and void.

Section 6.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company agrees that any suit or proceeding arising in respect of this Agreement engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

Section 6.8. Waiver of Jury Trial. The Company and each HOLDER hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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Section 6.9. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 6.10. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 6.12. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 6.13. Amendment. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, the provisions of this subsection 6.13. may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder affected.

Section 6.14. Waiver. At any time, the Company may (i) extend the time for the performance of any obligation or other act of any Holder, (ii) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto, and (iii) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, any Holder may, in respect of itself and not other Holders, (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto, and (iii) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 6.15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

CAZOO GROUP LTD

By :	/s/ Stephen Morana
	Name:	Stephen Morana
	Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

Holder:

VIKING GLOBAL EQUITIES MASTER LTD.

By:	Viking Global Performance LLC, its Investment Manager

By:	/s/ Katerina Novak
	Name:	Katerina Novak
	Title:	Authorized Signatory

Address:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

Holder:

VIKING GLOBAL EQUITIES II LP

By:	Viking Global Performance LLC, its Investment Manager

By	/s/ Katerina Novak
	Name:	Katerina Novak
	Title:	Authorized Signatory

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Capital Management, L.L.C.
Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Capital Management, L.L.C.
Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FOUR CROSSINGS INSTITUTIONAL PARTNERS V, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL F5 MASTER I, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Capital Management, L.L.C. Its Investment Manager

By:	/s/ Colby T. Clark
	Name:	Colby T. Clark
	Title:	Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

MIC CAPITAL MANAGEMENT 38 RSC LTD

By:	/s/ Hani Barhoush
	Name:	Hani Barhoush
	Title:	Director

By:	/s/ Matthew Ryan
	Name:	Matthew Ryan
	Title:	Director

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Inherent ESG Opportunity Master, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Inherent Credit Opportunities Master, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Inherent Private Opportunities 2021, LP

By:	/s/ Danielle Schaefer
	Name:	Danielle Schaefer
	Title:	CFO of Inherent Group, LP its investment manager
	By:	Inherent Group GP, LLC its general partner

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.

By:	/s/ Evan Gartenluab
	Name:	Evan Gartenluab
	Title:	Authorized Person of its General Partner

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

D1 CAPITAL PARTNERS MASTER LP

By:	D1 Capital Partners GP Sub LLC, its General Partner

By:	/s/ Amanda Hector
	Name:	Amanda Hector
	Title:	General Counsel and Chief Compliance Officer

Address:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Diameter Master Fund LP

By:	Diameter Capital Partners LP, solely on its behalf as Investment Manager

By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and CCO

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Diameter Dislocation Master Fund LP

By:	Diameter Capital Partners LP, solely on its behalf as Investment Manager

By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	General Counsel and CCO

Address for notices:

[Signature Page to Registration Rights Agreement]

I IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Tru Arrow Technology Partners I, LP

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	Managing Member

Address for notices:

HOLDER:

Arleon LLC A Series of Virtru PE LLC, A Delaware Series LLC

By:	/s/ Glenn Fuhrman
	Name:	Glenn Fuhrman
	Title:	President, Virtru IP, its Managing Member

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

WCH 2022 Quad, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address for notices:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

WCH Holdings 1, LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address for notices:

[Signature to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

JADOFF Investments, LP

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Manager

Address for notices:

[Signature to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Chescaplq LLC

By:	/s/ Mark Lerner
	Name:	Mark Lerner
	Title:	Vice President C P Management, L.L.C. as Managing Member of Chescapmanager LLC as Managing Member of Chescaplq LLC

Address for notices:

[Signature to Registration Rights Agreement]